As filed with the Securities and Exchange Commission on December 20, 2007

                                                Registration Number 333-[____]
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

--------------------------------------------------------------------------------

                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933

--------------------------------------------------------------------------------

                      GS Mortgage Securities Corporation II
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3442024
                     (I.R.S. Employer Identification Number)

                                 85 Broad Street
                            New York, New York 10004
                                 (212) 902-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Daniel Sparks
                                 85 Broad Street
                            New York, New York 10004
                                 (212) 902-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Michael S. Gambro, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

--------------------------------------------------------------------------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

--------------------------------------------------------------------------------

                                   ----------

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

    Title of                              Proposed         Proposed
 each class of                             maximum          maximum
   securities                             offering         aggregate         Amount of
     to be             Amount to be       price per        offering        registration
   registered           registered         unit(1)         price(1)           fee(2)
----------------   --------------------   ---------    -----------------   -------------
Mortgage- and
Asset-Backed
Securities         $10,000,000,000(2)           100%   $10,000,000,000      $307,000


----------
(1) Estimated solely for purposes of calculating the registration fee.

(2) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus and prospectus supplement filed as part of this Registration Statement also relate to the remaining unsold $1,606,986,593 principal amount of Mortgage and Asset-Backed Securities, previously registered under the Registration Statement No. 333-136045 on Form S-3.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                Explanatory Note

      This Registration Statement contains a combined prospectus consisting of a basic prospectus and a form of prospectus supplement relating to the offer and sale of Mortgage- and Asset-Backed Securities of GS Mortgage Securities Corporation II. The form of prospectus supplement for the offered certificates follows immediately after this Explanatory Note. The basic prospectus follows immediately after the form of prospectus supplement.

                     SUBJECT TO COMPLETION, DATED [_______]

          Prospectus Supplement to Prospectus dated [_________], 20[__]

                             $[_____] (Approximate)

                      GS Mortgage Securities Trust [_____]
                                as Issuing Entity
                      GS Mortgage Securities Corporation II
                                  as Depositor

                         Goldman Sachs Mortgage Company
                                     [_____]
                          as Loan Sellers and Sponsors

                 Commercial Mortgage Pass-Through Certificates,
                                 Series [_____]

     The Commercial Mortgage Pass-Through Certificates, Series [_____] will include [_____] classes of certificates that GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series [_____] certificates represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust [_____]. The trust's main assets will be a pool of [_____] fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

                                                                                                                 Rated Final
                                Initial Certificate        Initial                          Expected Ratings     Distribution
                                Principal Amount(1)   Pass-Through Rate     Description         [_____]              Date
                                -------------------   -----------------   ---------------  ------------------   ---------------
     [Class A-1].............
     [Class A-2].............
     [Class A-3].............
     [Class A-AB]............
     [Class A-4].............
     [Class A-1A]............
     [Class A-M].............
     [Class A-J].............
     [Class B]...............
     [Class C]...............
     [Class D]...............
     [Class E]...............
     [Class F]...............

-------------------------
(Footnotes to table begin on page S-10)

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-30 of this prospectus supplement and page [__] of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series [_____] certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.
--------------------------------------------------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     Each class of certificates will receive distributions of interest, principal or both monthly, commencing on [_____], 20[__]. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates--Subordination."

     The underwriters, [_____], [_____], [_____] and [_____], will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. [_____] and [_____] are acting as co-lead bookrunning managers and [_____], [____] and [_____] are acting as co-managers for this offering.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about [_____], 20[__]. GS Mortgage Securities Corporation II expects to receive from this offering approximately $[_____], plus accrued interest from [_____], 20[__], before deducting expenses payable by the depositor.

                                                            Goldman, Sachs & Co.

Prospectus Supplement [_____], 20[__]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement are intended to enhance the terms contained in the accompanying prospectus.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series [_____] certificates and the trust in abbreviated form:

     Certificate Summary, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series [_____] certificates;

     Summary of Prospectus Supplement, commencing on page S-8 which gives a brief introduction to the key features of the Series [_____] certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-29 of this prospectus supplement, which describes risks that apply to the Series [_____] certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page [_____] of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

CERTIFICATE SUMMARY..........................................................S-6
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-8
RISK FACTORS................................................................S-29
     Special Yield Considerations...........................................S-29
     Risks Relating to Enforceability of Yield Maintenance Charges,
         Prepayment Premiums or Defeasance Provisions.......................S-30
     Commercial, Multifamily and Manufactured Housing Community
         Lending is Dependent Upon Net Operating Income.....................S-31
     The Prospective Performance of the Commercial and Multifamily
         Mortgage Loans Included in the Trust Fund Should Be
         Evaluated Separately from the Performance of the
         Mortgage Loans in any of our Other Trusts..........................S-32
     Increases in Real Estate Taxes May Reduce Available Funds..............S-33
     Limitations of Appraisals..............................................S-33
     Tenant Concentration Entails Risk......................................S-33
     Mortgaged Properties Leased to Multiple Tenants Also Have Risks........S-34
     Mortgaged Properties Leased to Borrowers or Borrower Affiliated
         Entities Also Have Risks...........................................S-34
     Tenant Bankruptcy Entails Risks........................................S-34
     Certain Additional Risks Relating to Tenants...........................S-35
     Terrorist Attacks and Military Conflicts May Adversely Affect
         Your Investment....................................................S-36
     Risks Relating to Loan Concentrations..................................S-36
     Risks Relating to Enforceability of Cross-Collateralization............S-38
     The Borrower's Form of Entity May Cause Special Risks..................S-39
     Tenancies in Common May Hinder Recovery................................S-40
     Condominium Ownership May Limit Use and Improvements...................S-40
     Retail Properties Have Special Risks...................................S-41
     Office Properties Have Special Risks...................................S-42
     Hospitality Properties Have Special Risks..............................S-43
     Risks Relating to Affiliation with a Franchise or Hotel
         Management Company.................................................S-43
     Multifamily Properties Have Special Risks..............................S-44
     Lack of Skillful Property Management Entails Risks.....................S-45
     Risks Relating to Prepayments and Repurchases..........................S-46
     Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed.......S-48
     Risks of Different Timing of Mortgage Loan Amortization................S-48
     Bankruptcy Proceedings Entail Certain Risks............................S-48
     Geographic Concentration...............................................S-49
     Environmental Risks....................................................S-50
     Costs of Compliance with Applicable Laws and Regulations...............S-52
     No Reunderwriting of the Mortgage Loans................................S-52
     Litigation and Other Matters Affecting the Mortgaged
         Properties or Borrowers............................................S-52
     Other Financings.......................................................S-52
     Risks Relating to Borrower Default.....................................S-54
     Risks Relating to Interest on Advances and Special
         Servicing Compensation.............................................S-55
     Balloon Payments.......................................................S-55
     Ground Leases and Other Leasehold Interests............................S-56
     Risks Associated with One Action Rules.................................S-57
     Tax Considerations Relating to Foreclosure.............................S-57
     Some Mortgaged Properties May Not Be Readily
         Convertible to Alternative Uses....................................S-57
     Zoning Compliance and Use Restrictions.................................S-58
     Risks Relating to Inspections of Properties............................S-58
     Property Insurance.....................................................S-59
     Risks Associated with Blanket Insurance Policies.......................S-60
     Potential Conflicts of Interest........................................S-61

     You Will Not Have any Control Over the Servicing of
         The Non-Serviced Loans.............................................S-62
     Conflicts of Interest May Occur as a Result of the Rights of
         Third Parties to Terminate the Special Servicer of
         The Whole Loans....................................................S-62
     Special Servicer May Be Directed to Take Actions.......................S-62
     Your Lack of Control Over Trust Fund Can Create Risks..................S-63
     Loan Sellers May Not Be Able to Make a Required Repurchase
         of a Defective Mortgage Loan.......................................S-63
     Subordination of Subordinate Offered Certificates......................S-63
     Risks of Limited Liquidity and Market Value............................S-63
     Book-Entry Registration................................................S-63
     [Defaults Under Swap Contract May Adversely Affect Payments
         On The Class [___] Certificates]...................................S-64
     Other Risks............................................................S-64
DESCRIPTION OF THE MORTGAGE POOL............................................S-66
     General................................................................S-66
     Certain Characteristics of the Mortgage Loans..........................S-67
     Additional Indebtedness................................................S-68
     The Whole Loans........................................................S-72
     The [_________] Whole Loan.............................................S-73
     [Significant Obligors].................................................S-73
     Representations and Warranties.........................................S-73
     Sale of Mortgage Loans; Mortgage File Delivery.........................S-74
     Cures and Repurchases..................................................S-75
     Additional Information.................................................S-76
     [Historical Performance Information on Sponsor's Prior Securitization
         Transactions][To be Added if Sponsor Determines Such
         Information to be Material]........................................S-76
TRANSACTION PARTIES.........................................................S-77
     The Sponsors...........................................................S-77
     The Depositor..........................................................S-78
     The Loan Sellers and Originators.......................................S-79
     The Issuing Entity.....................................................S-82
     The Trustee............................................................S-83
     The Master Servicer; Master Servicer Servicing Compensation
         and Payment of Expenses............................................S-85
     [Primary Servicer].....................................................S-86
     [Affiliated Sub-Servicers..............................................S-86
     The Special Servicer; Special Servicer Servicing Compensation
         and Payment of Expenses............................................S-87
     Affiliations and Certain Relationships.................................S-89
DESCRIPTION OF THE OFFERED CERTIFICATES.....................................S-89
     General................................................................S-89
     Distributions..........................................................S-91
     Subordination.........................................................S-106
     Appraisal Reductions..................................................S-107
     Delivery, Form and Denomination.......................................S-109
     Book-Entry Registration...............................................S-109
     Definitive Certificates...............................................S-111
[DESCRIPTION OF THE [INTEREST RATE] [CURRENCY] SWAP CONTRACT]
         [DESCRIPTION OF GUARANTEED INVESTMENT CONTRACT]
         [DESCRIPTION OF INTEREST RATE CAP OR FLOOR].......................S-111
     [General].............................................................S-111
     [The Swap Contract]...................................................S-112
     [Significance Percentage].............................................S-113
     [Termination Payments]................................................S-114
     [The Swap Counterparty]...............................................S-114
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..............................S-115
     Yield.................................................................S-115
     Weighted Average Life of the Offered Certificates.....................S-117
     Price/Yield Tables....................................................S-125
     Effect of Loan Groups.................................................S-132
THE POOLING AND SERVICING AGREEMENT........................................S-133
     General...............................................................S-133
     Servicing of the Whole Loans..........................................S-133
     Assignment of the Mortgage Loans......................................S-133
     Servicing of the Mortgage Loans.......................................S-133
     Servicing and Other Compensation and Payment of Expenses..............S-138
     Advances..............................................................S-138
     Accounts..............................................................S-142
     Withdrawals from the Collection Account...............................S-143
     Enforcement of "Due-On-Sale" and "Due-On-Encumbrance" Clauses.........S-143
     Inspections...........................................................S-144
     Evidence as to Compliance.............................................S-145
     Certain Matters Regarding the Depositor, the Master Servicer
         and the Special Servicer..........................................S-145
     Events of Default.....................................................S-148
     Rights Upon Event of Default..........................................S-149
     Amendment.............................................................S-150

     Realization Upon Mortgage Loans.......................................S-152
     The Controlling Class Representative..................................S-155
     Limitation on Liability of Controlling Class Representative...........S-157
     Termination; Retirement of Certificates...............................S-157
     Optional Termination; Optional Mortgage Loan Purchase.................S-158
     Reports to Certificateholders; Available Information..................S-158
USE OF PROCEEDS............................................................S-161
FEDERAL INCOME TAX CONSEQUENCES............................................S-162
STATE TAX AND LOCAL CONSIDERATIONS.........................................S-163
ERISA CONSIDERATIONS.......................................................S-163
LEGAL INVESTMENT...........................................................S-165
PLAN OF DISTRIBUTION.......................................................S-165
LEGAL MATTERS..............................................................S-166
[CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS]..............................S-167
RATINGS....................................................................S-167
INDEX OF SIGNIFICANT DEFINITIONS...........................................S-169
ANNEX A MORTGAGE POOL INFORMATION............................................A-1
ANNEX B TOP TEN LOAN SUMMARIES...............................................B-1
ANNEX C-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS....................C-1-1
ANNEX C-2 [CLASS A-AB] PLANNED PRINCIPAL BALANCE SCHEDULE..................C-2-1

                               CERTIFICATE SUMMARY

                                Initial
                              Certificate
                               Principal    Approximate   Pass-Through    Pass-Through    Weighted
                   Ratings    or Notional      Credit         Rate         Rate as of        Avg.        Principal
     Class         [_____]     Amount(1)     Support(3)    Description    Closing Date   Life(4) (yrs.)  Window(4)
-----------------  -------   -------------  ------------  -------------   ------------  ---------------  ---------
Offered Certificates
[A-1](5).......
[A-2](5) ......                                                (2)
[A-3](5) ......                                                (8)
[A-AB](5) .....                                                (2)
[A-4](5) ......                                                (2)
[A-1A](5) .....                                                (2)
[A-M] .........                                                (2)
[A-J] .........                                                (9)
[B] ...........                                               (10)
[C] ...........                                               (10)
[D] ...........                                               (10)
[E] ...........                                               (10)
[F] ...........                                               (10)
Non-Offered Certificates
[X-P] .........                   (6)                          (7)
[X-C] .........                   (6)                          (7)
[G] ...........                                               (10)
[H] ...........                                               (10)
[J] ...........                                               (10)
[K] ...........                                               (10)
[L] ...........                                                (2)
[M] ...........                                                (2)
[N] ...........                                                (2)
[O] ...........                                                (2)
[P] ...........                                                (2)
[Q] ...........                                                (2)
[S] ...........                                                (2)

----------
(1)  Approximate, subject to a variance of plus or minus 5%.

(2) For any distribution date, the pass-through rates on the [Class A-2], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] certificates will equal a rate equal to the lesser of a specified fixed per annum rate and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360 day year consisting of twelve 30 day months).

(3) The credit support percentages set forth for the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] certificates are represented in the aggregate.

(4) Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(5) For purposes of making distributions on the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of [_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans other than the mortgage loans secured by multifamily and manufactured housing community properties. Loan group 2 will consist of [_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans that are secured by multifamily properties and [_____] mortgage loans secured by a manufactured housing community property.

(6) The [Class X] certificates collectively consist of the [Class X-P] and the [Class X-C] certificates, neither of which is offered by this prospectus supplement. The [Class X] certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the [Class X] certificates at their respective pass-through rates based upon their notional amounts. The notional amount of the [Class X] certificates in the aggregate will initially be $[_____], which will be equal to the aggregate initial principal amounts of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] certificates.

(7) The pass-through rate on the [Class X] certificates in the aggregate will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the certificates (other than the [Class R] and [Class LR] certificates) as described in this prospectus supplement.

(8) For any distribution date the pass-through rate on the [Class A-3] certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus [_____]%.

(9) For any distribution date the pass-through rate on the [Class A-J] certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus [_____]%.

(10) For any distribution date the pass-through rate on the [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J] and [Class K] certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(11) Approximate as of the closing date.

     The [Class R] and [Class LR] certificates are not offered by this prospectus supplement or represented in this table. The Class X-P, Class X-C, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S certificates are not offered by this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              Title, Registration and Denomination of Certificates

     The certificates to be issued are known as the GS Mortgage Securities Trust [_____], Commercial Mortgage Pass-Through Certificates, Series [_____]. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                                            Transaction Parties and Dates
Issuing Entity............................  GS Mortgage Securities Trust [_____], a New York common law trust to be established on the closing date of the
                                            securitization under the pooling and servicing agreement.
                                            For more detailed information, see "Transaction Parties-The
                                            Issuing Entity" in this prospectus supplement.

Depositor.................................  GS Mortgage Securities Corporation II, a Delaware
                                            corporation.  As depositor, GS Mortgage Securities
                                            Corporation II will acquire the mortgage loans from the loan sellers and deposit them into the trust.  The depositor's
                                            address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000.  See "Transaction
                                            Parties-The Depositor" in this prospectus supplement and "The
                                            Seller" in the prospectus.  All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Sponsors..................................  Goldman Sachs Mortgage Company, a New York limited partnership, and [_____], a [insert entity type and
                                            jurisdiction of organization].  The sponsors have organized and initiated the transaction in which the certificates will be issued.  For more information, see "Transaction
                                            Parties-The Sponsors" in this prospectus supplement.

Loan Sellers..............................  The mortgage loans will be sold to the depositor by:

                                             o    Goldman Sachs Mortgage Company, a New York limited
                                                  partnership ([_____]%); and

                                             o    [_____], a [insert entity type and jurisdiction of
                                                  organization] ([_____]%);

                                             o    [_____] ([_____]%).

                                            See "Transaction Parties-The Loan Sellers and Originators"
                                            in this prospectus supplement.

Originators...............................  The mortgage loans were originated by:

                                             o    Goldman Sachs Commercial Mortgage Capital, L.P. (formerly
                                                  known as Archon Financial, L.P.), a Delaware limited
                                                  partnership ([___]%);

                                             o    [_____], a [insert entity type and jurisdiction of
                                                  organization] ([_____]%); and

                                             o    With respect to [_____] mortgage loans, [_____] and [_____], on a joint basis ([_____]%).

Trustee...................................  [_____], a [insert entity type and jurisdiction of organization].  The Trustee will initially act as trustee, custodian, paying agent, certificate registrar and
                                            authenticating agent.  The principal corporate trust offices of [_____] are located at [_____]. See "Transaction
                                            Parties-The Trustee" in this prospectus supplement.

Master Servicer...........................  [_____], a [insert entity type and jurisdiction of organization].  The master servicer will initially service all of the mortgage loans (other than with respect to the
                                            non-serviced mortgage loans) either directly or through a
                                            subservicer pursuant to the pooling and servicing
                                            agreement.  The servicing offices of [_____] are [_____].
                                            See "Transaction Parties-The Master Servicer; Master
                                            Servicer Servicing Compensation and Payment of Expenses" in
                                            this prospectus supplement.

[Primary Servicer.........................  [_______________________________________] will act as primary servicer with respect to those mortgage loans sold to the trust by [_______________________________________].
                                            See "Transaction Parties -Primary Servicer" in this
                                            prospectus supplement.  [The master servicer will pay the
                                            fees of its related primary servicer or servicers.]]

[Affiliated Sub Servicers.................  Each of the following entities will be or is expected to be a sub servicer of mortgage loans and is affiliated with one of the sponsors:

                                                                                                    % of Initial
                                             Affiliated         Number of           Number of         Mortgage
                                            Sub Servicer      Mortgage Loans      Mortgage Loans    Pool Balance






                                            See "Transaction Parties -Affiliated Sub Servicers" in this prospectus supplement.]

[Significant Sub Servicers................  Each of the following entities will be or is expected to be a sub servicer of 10% of mortgage loans and is not
                                            affiliated with us, one of the sponsors or one of the
                                            underwriters:

                                                                                                    % of Initial
                                                                 Number of          Number of         Mortgage
                                            Sub Servicer      Mortgage Loans      Mortgage Loans    Pool Balance





                                            See "Transaction Parties -Significant Sub Servicers" in this prospectus supplement.]

Special Servicer..........................  [_____], a [insert entity type and jurisdiction of organization].  The Special Servicer will initially service all of the mortgage loans (other than with respect to the
                                            non-serviced mortgage loans) pursuant to the pooling and
                                            servicing agreement.  The servicing offices of [_____] are
                                            [_____] and its telephone number is [_____].  See
                                            "Transaction Parties-The Special Servicer; Special Servicer
                                            Servicing Compensation and Payment of Expenses" in this
                                            prospectus supplement.

[Significant Affiliations.................  Goldman, Sachs Mortgage Company and its affiliates are playing several roles in this transaction.  GS Mortgage
                                            Securities Corporation II, is the Depositor and an affiliate of Goldman, Sachs Mortgage Company. Goldman Sachs Mortgage
                                            Company is also an affiliate of Goldman, Sachs & Co. one of the underwriters for the offering of he certificates.
                                            [Disclose any other affiliations with parties to the
                                            securitization.] These roles and other potential
                                            relationships may give rise to conflicts of interest as
                                            further described in this prospectus supplement under "Risk
                                            Factors-Potential Conflicts of Interest."]

Significant Obligors......................  The borrowers related to the mortgage loans identified on
                                            Annex C to this prospectus supplement as [______], [______]
                                            and [______], [are affiliated and] represent [__]%of the
                                            aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See "Description of the Mortgage
                                            Pool-[Significant Obligors]" in this prospectus supplement.
                                            [Include for any borrower representing 10% of more of pool, if any.]

                                            The mortgaged properties related to the underlying mortgage loans identified on Appendix I to this prospectus supplement as [_______], [_______] and [________], [are related and]
                                            represent [__]% of the aggregate principal balance of the
                                            pool of mortgage loans as of the cut-off date.  See
                                            "Description of the Mortgage Pool-[Significant Obligors]" in
                                            this prospectus supplement.  [Include for any mortgaged
                                            property representing 10% of more of pool, if any.]

                                            Certain of the lessees occupying all or a portion of the
                                            mortgaged properties related to the underlying mortgage
                                            loans identified on Appendix I to this prospectus supplement as [_______], [______] and [_______], [are affiliated and]
                                            and represent [__]% of the [cash flow of the] initial
                                            mortgage pool.  See "Description of the Mortgage
                                            Pool-[Significant Obligors]" in this prospectus supplement.
                                            [Include for any lessor accounting for 10% or more of cash flow, if any.]

[Swap Counterparty                          [[________] ("[_______]"), a _________.  [________] [is an
                                            affiliate of the depositor, and of [________], [one of] the sponsor[s], and [________], one of the underwriters.]
                                            [__________, a __________.] __________]

Cut-off Date..............................  With respect to each mortgage loan, the later of the due date in [_____] 20[__] for that mortgage loan and the date of origination for that mortgage loan.

Closing Date..............................  On or about [_____], 20[__].

Distribution Date.........................  The trustee will make distributions on the certificates, to the extent of available funds, on the [__]th day of each
                                            month or, if any [__]th day is not a business day, on the
                                            next business day, provided that the distribution date will be at least [__] business days following the determination date beginning in [_____] 20[__], to the holders of record at the end of the previous month.

Determination Date........................  The [__]th day of the calendar month of the related distribution date or, if the [__]th day is not a business
                                            day, the next business day.

Expected Final Distribution Date..........  [Class A-1]           [_____], 20[__]

                                            [Class A-2]           [_____], 20[__]

                                            [Class A-3]           [_____], 20[__]

                                            [Class A-AB]          [_____], 20[__]

                                            [Class A-4]           [_____], 20[__]

                                            [Class A-1A]          [_____], 20[__]

                                            [Class A-M]           [_____], 20[__]

                                            [Class A-J]           [_____], 20[__]

                                            [Class B]             [_____], 20[__]

                                            [Class C]             [_____], 20[__]

                                            [Class D]             [_____], 20[__]

                                            [Class E]             [_____], 20[__]

                                            [Class F]             [_____], 20[__]

                                            The expected final distribution date for each class of
                                            certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses,
                                            modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

Rated Final Distribution Date.............  As to each class of certificates, the distribution date in
                                            [____], 20[__].

Collection Period.........................  For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date
                                            (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related
                                            distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage
                                            loan in the month in which that distribution date occurs.

Transaction Overview......................  On the closing date, each loan seller will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  The trust, which will be the issuing entity, will be formed by a
                                            pooling and servicing agreement, to be dated as of [_____],
                                            20[__], among the depositor, the master servicer, the
                                            special servicer and the trustee.  The master servicer will service the mortgage loans (other than the
                                            specially-serviced mortgage loans and the non-serviced
                                            mortgage loans) in accordance with the pooling and servicing agreement and provide information to the trustee as
                                            necessary for the trustee to calculate distributions and
                                            other information regarding the certificates.

                                            The transfers of the mortgage loans from the loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:



--------------                                                  ---------------  Cash   --------------
| Sponsors & |                  Cash                    Cash    |             |<--------|            |
|    Loan    |<--------------------------------     ------------| Underwriter |         |  Investors |
|  Sellers   |                                |     |           |             |-------->|            |
--------------          Cash                  |     |           --------------- Offered --------------
       |               -----------------------|     |                 /+\       Certificates
       |Mortgage       |                      |    \+/                 |
       | Loans         |                  --------------               |
       |               |                  |            |               |
       ----------------|----------------->|  Depositor |----------------   Offered
                       |     |            |            |                   Certificates
                       |     |            --------------
--------------         |     |                |   /+\
|    Other   |<---------     |      Mortgage  |    |
|    Loan    |               |       Loans    |    | Certificates
|   Seller   |----------------               \+/   |
--------------                            -------------
                    Mortgage              |           |
                     Loans                |  Issuing  |
                                          |   Entity  |
                                          |           |
                                          -------------

                                            The Mortgage Loans

The Mortgage Pool.........................  The trust's primary assets will be [_____] fixed rate mortgage loans secured by first liens on [_____] commercial, multifamily and manufactured housing community properties
                                            located in [_____] states [and the District of Columbia].
                                            See "Risk Factors-Commercial, Multifamily and Manufactured
                                            Housing Community Lending is Dependent Upon Net Operating
                                            Income" in this prospectus supplement.

                                            [__________] of the mortgage loans included in the mortgage pool will be comprised of [_] of [_] or more loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged
                                            property. [[_______] of these split-structure mortgage loans will be serviced under the series [_______] pooling and
                                            servicing agreement. [______] of these split-structure
                                            mortgage loans will be serviced under the pooling and
                                            servicing agreement for another commercial mortgage loan
                                            securitization.]

                                            With respect to [_] of the mortgage loans in a split loan
                                            structure, each of the subordinate loans that is part of the split loan structure but not included in the trust is
                                            generally pari passu in right of payment prior to certain
                                            defaults (i.e., the pooled mortgage loans and their
                                            respective subordinate companion loans are entitled to their respective pro rata share of all payments of principal
                                            and/or interest) and subordinate in right of payment after these defaults. With respect to [_] of the mortgage loans in a split loan structure, the other loan that is part of the split loan structure but not included in the trust is pari passu in right of payment with the related pooled mortgage loan in the trust.

                                            The mortgage loans that are part of a split loan structure are described in the chart below.]

                                                                      Loan Groups

                                                                              Trust
                                                                             Mortgage
                                                                             Loan as
                                                                                a
                                                                               % of
                                                                 Trust        Initial     Non-Trust       Non-Trust
                                                                Mortgage     Mortgage       B Note        Pari Passu
                                                              Cut-off Date     Pool        Original     Original Loan
                                       Mortgage Loan          Loan Balance    Balance      Balance         Balance
                                       -------------          ------------  -----------   ----------    -------------
                                                             $ [_________]   [__]%         $              [_______]
                                                             $ [_________]   [__]%         $              [_______]
                                                             $ [_________]   [__]%         $              [_______]
                                                             $ [_________]   [__]%         $              [_______]

                                            For more information regarding the split loan structure
                                            mortgage loans, see "Description of the Mortgage Pool-The
                                            Whole Loans" in this prospectus supplement.

                                            Monthly payments of principal and/or interest on each
                                            mortgage loan are due as shown below with the indicated
                                            grace periods.


                                                                               Default    Number of    % of Initial
                                                                                Grace     Mortgage    Mortgage Pool
                                                       Due Date              Period Days    Loans        Balance
                                            -----------------------------    -----------  ---------   -------------
                                                       [_____]                 [_____]      [_____]       [_____]%
                                                       [_____]                 [_____]      [_____]       [_____]%
                                                       [_____]                 [_____]      [_____]       [_____]%
                                                       [_____]                 [_____]      [_____]       [_____]%

                                            As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of
                                            default under each mortgage loan.  See Annex C-1 for
                                            information on the number of days before late payment
                                            charges are due under each mortgage loan.

                                            All but [_____] of the mortgage loans (which are
                                            interest-only until maturity) provide for monthly payments of principal based on an amortization schedule that is
                                            significantly longer than the remaining term of the mortgage loan.  [_____] of these mortgage loans provide for an
                                            interest-only period ranging from [_____] months to [_____]
                                            months.  These mortgage loans will have substantial
                                            principal payments due on their maturity dates, unless
                                            prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

                                            General characteristics of the mortgage loans as of the
                                            cut-off date:

                                                                                       All
                                                                                    Mortgage        Loan         Loan
                                                                                      Loans       Group 1       Group 2
                                                                                    ---------    ---------     ---------
                                           Initial Pool Balance(1)..............     $[_____]     $[_____]      $[_____]
                                           Number of Mortgage Loans.............     $[_____]     $[_____]      $[_____]
                                           Number of Mortgaged Properties.......     $[_____]     $[_____]      $[_____]
                                           Average Cut-off Date Mortgage Loan
                                              Balance...........................     $[_____]     $[_____]      $[_____]
                                           Weighted Average Mortgage Rate(2)....     [_____]%     [_____]%      [_____]%
                                           Range of Mortgage Rates(2)...........     [_____]%     [_____]%      [_____]%
                                           Weighted Average Cut-off Date
                                              Loan-to-Value Ratio(2)............     [_____]%     [_____]%      [_____]%
                                           Weighted Average Cut-off Date
                                              Remaining Term to Maturity
                                              (months)..........................      [_____]      [_____]       [_____]
                                           Weighted Average Cut-off Date]
                                              DSCR(2)...........................      [_____]      [_____]       [_____]
                                           Balloon Mortgage Loans(3)............     [_____]%     [_____]%      [_____]%
                                           Interest-Only Mortgage Loans.........     [_____]%     [_____]%      [_____]%
                                           Partial Interest-Only Mortgage
                                              Loans.............................     [_____]%     [_____]%      [_____]%

                                           --------
                                            (1)  Subject to a permitted variance of plus or minus 5%.

                                            (2)  The loan amount used for purposes of calculating the
                                                 loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the
                                                 related pari passu companion loans.  The subordinate companion loans, if any, are not included in these calculations unless otherwise indicated.  Additional adjustments for the
                                                 cross-collateralized mortgage loan groups and the mortgage loans with earnout provisions are described on Annex A to this prospectus supplement.  See "Description of the Mortgage
                                                 Pool-Certain Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the calculation of the debt service coverage ratio and loan-to-value ratio.

                                            (3)  Excludes the mortgage loans that pay interest-only until maturity or for a partial interest-only period.

                                            All of the mortgage loans accrue interest on the basis of
                                            the actual number of days in a month, assuming a 360-day
                                            year.

                                            The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan.
                                            [_____] mortgage loans, representing approximately [_____]%
                                            of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to substitute U.S. government securities as collateral and
                                            obtain a release of the mortgaged property instead of
                                            prepaying the mortgage loan.

                                            [_____] mortgage loans, representing approximately [_____]%
                                            of the aggregate principal balance of the pool of mortgage loans as

                                            of the cut-off date, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium.

                                            [_____] mortgage loans, representing approximately [_____]%
                                            of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to prepay the mortgage loan with a yield maintenance charge or a prepayment premium prior to the beginning of a
                                            defeasance period in connection with the release of one or more of the related mortgaged properties.  From the
                                            beginning of the defeasance period until the beginning of an open prepayment period, the mortgage loan permits the
                                            related borrower to substitute U.S. government securities as collateral and obtain a release of one or more of the
                                            mortgaged properties.  See "Description of the Mortgage
                                            Pool-Additional Indebtedness-Defeasance; Collateral
                                            Substitution" and Annex C-1 to this prospectus supplement.

                                            All of the mortgage loans are freely prepayable within a
                                            limited period prior to their stated maturity date.  For
                                            [_____] of the mortgage loans, representing approximately
                                            [_____]% of the pool of mortgage loans as of the cut-off
                                            date, this period is approximately [_____] months prior to the stated maturity date.  For [_____] of the mortgage
                                            loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the
                                            cut-off date, this period is approximately [_____] months
                                            prior to the stated maturity date.

                                            The descriptions in this prospectus supplement of the
                                            mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that
                                            (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.  The sum of the numerical data in any column in a table may not equal the indicated
                                            total due to rounding.  Unless otherwise indicated, all
                                            figures presented in this "Summary of Prospectus Supplement"
                                            are calculated as described under "Description of the
                                            Mortgage Pool-Additional Information" in this prospectus
                                            supplement and all percentages represent the indicated
                                            percentage of the aggregate principal balance of the entire pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as applicable, in
                                            each case as of the cut-off date.

                                            When information presented in this prospectus supplement
                                            with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related
                                            mortgage loan

                                            documents as set forth on Annex C-1 to this prospectus supplement.

                                            All information presented in this prospectus supplement with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated.
                                            The loan amount used in this prospectus supplement for
                                            purposes of calculating the loan-to-value ratio and debt
                                            service coverage ratio for each mortgage loan with a pari
                                            passu companion loan is the aggregate principal balance of the mortgage loans and the related pari passu companion
                                            loans, unless otherwise indicated.  Subordinate companion
                                            loans, if any, are not included in these calculations.  See
                                            "Description of the Mortgage Pool-The Whole Loans" in this prospectus supplement for more information regarding the
                                            aggregate debt service coverage ratio for mortgage loans
                                            with subordinate companion loans.

                                            The Securities

The Certificates..........................  We are offering the following classes of Commercial Mortgage
                                            Pass-Through Certificates from the Series [_____]:

                                            o  [Class A-1]

                                            o  [Class A-2]

                                            o  [Class A-3]

]                                           o  [Class A-AB]

                                            o  [Class A-4]

]                                           o  [Class A-1A]

                                            o  [Class A-M]

                                            o  [Class A-J]

                                            o  [Class B]

                                            o  [Class C]

                                            o  [Class D]

                                            o  [Class E]

                                            o  [Class F]

                                            Series [_____] will consist of the above classes and the
                                            following classes that are not being offered through this
                                            prospectus supplement and the prospectus:  [Class X],
                                            [Class G], [Class H], [Class J], [Class K], [Class L],
                                            [Class M], [Class N], [Class O], [Class P], [Class Q],
                                            [Class S], [Class R] and [Class LR].  The [Class X]
                                            certificates will consist of the [Class X-P] certificates
                                            and the [Class X-C] certificates.

Certificate Principal Amounts.............  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a
                                            variance of plus or minus 5%:

                                                    [Class A-1]                          $[_____]

                                                    [Class A-2]                          $[_____]

                                                    [Class A-3]                          $[_____]

                                                    [Class A-AB]                         $[_____]

                                                    [Class A-4]                          $[_____]

                                                    [Class A-1A]                         $[_____]

                                                    [Class A-M]                          $[_____]

                                                    [Class A-J]                          $[_____]

                                                    [Class B]                            $[_____]

                                                    [Class C]                            $[_____]

                                                    [Class D]                            $[_____]

                                                    [Class E]                            $[_____]

                                                    [Class F]                            $[_____]

                                            See "Description of the Offered Certificates-General" in
                                            this prospectus supplement.

Pass-Through Rates

A.   Offered Certificates.................  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class or a rate equal to, based on, or limited by, the
                                            weighted average of the net interest rates on the mortgage loans (in every case adjusted to accrue on the basis of a
                                            360-day year consisting of twelve 30-day months).  The
                                            initial pass-through rate for each class of certificates is set forth below.

                                                    [Class A-1]                          [_____]%

                                                    [Class A-2]                          [_____]%

                                                    [Class A-3]                          [_____]%

                                                    [Class A-AB]                         [_____]%

                                                    [Class A-4]                          [_____]%

                                                    [Class A-1A]                         [_____]%

                                                    [Class A-M]                          [_____]%

                                                    [Class A-J]                          [_____]%

                                                    [Class B]                            [_____]%

                                                    [Class C]                            [_____]%

                                                    [Class D]                            [_____]%

                                                    [Class E]                            [_____]%

                                                    [Class F]                            [_____]%

                                                --------
                                                (1)  Subject to a maximum pass-through rate equal to the
                                                     weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on
                                                     the basis of a 360-day year consisting of twelve 30-day
                                                     months).

                                                (2)  The Pass-through rate on the [Class A-3] and [Class A-J]
                                                     certificates will equal the weighted average of the net
                                                     interest rates on the mortgage loans (in each case
                                                     adjusted, if necessary, to accrue on the basis of a
                                                     360-day year consisting of twelve 30-day months) minus
                                                     [_____]% and [_____]%, respectively.

                                                (3)  The Pass-through rate on each of the [Class B], [Class C],
                                                     [Class D], [Class E] and [Class F] certificates will be a
                                                     per annum rate equal to the weighted average of the net
                                                     interest rates on the mortgage loans (in each case
                                                     adjusted, if necessary, to accrue on the basis of a
                                                     360-day year consisting of twelve 30-day months).

B.   Interest Rate
     Calculation
     Convention...........................  Interest on your certificates will be calculated based on a
                                            360-day year consisting of twelve 30-day months, or a
                                            "30/360" basis.  For purposes of calculating the pass-through rates on the [Class X] certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                            In addition, the interest rate for each mortgage loan for
                                            any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage
                                            loan in that month, adjusted for any withheld amounts as
                                            described under "The Pooling and Servicing
                                            Agreement-Accounts" in this prospectus supplement.

                                            See "Description of the Offered
                                            Certificates-Distributions-Payment Priorities" in this
                                            prospectus supplement.

Distributions

A.   Amount and Order of
     Distributions........................  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses,
                                            will be distributed in the following amounts and order of
                                            priority:

                                            First:  [Class A] and [Class X] certificates:  To interest on [Class A] (which includes [Class A-1], [Class A-2],
                                            [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A]) and
                                            [Class X] certificates, concurrently, (i) to the
                                            [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and
                                            [Class A-4] certificates, pro rata, from the portion of the funds available for distribution attributable to the
                                            mortgage loans in loan group 1, (ii) to the [Class A-1A]
                                            certificates from the portion of the funds available for
                                            distribution attributable to the mortgage loans in loan
                                            group 2, and (iii) to the [Class X-P] and [Class X-C]
                                            certificates, pro rata, from the funds available for
                                            distribution attributable to all mortgage loans, without
                                            regard to loan groups, in each case in accordance with their interest entitlements.  However, if on any distribution
                                            date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to
                                            any of the classes described above, the funds available for distribution will be

                                            allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                            Second:  [Class A-1], [Class A-2], [Class A-3], [Class
                                            A-AB], [Class A-4] and [Class A-1A] certificates:

                                            (i)      to the [Class A-1], [Class A-2], [Class A-3],
                                                     [Class A-AB] and [Class A-4] certificates to the
                                                     extent of funds allocable to principal attributable
                                                     to mortgage loans in loan group 1 and, after the
                                                     [Class A-1A] certificates have been reduced to
                                                     zero, the remaining funds allocable to principal
                                                     attributable to mortgage loans in loan group 2:

                                                 (A)  to the [Class A-AB] certificates, the amount
                                                 necessary to reduce the certificate principal amount of
                                                 the [Class A-AB] certificates to the [Class A-AB]
                                                 planned principal balance for the relevant distribution
                                                 date set forth in Annex C-2 to this prospectus
                                                 supplement;

                                                 (B)  to the [Class A-1] certificates until reduced to
                                                 zero, all remaining amounts of funds available for
                                                 distribution of principal remaining after the
                                                 distributions pursuant to (A);

                                                 (C)  to the [Class A-2] certificates until reduced to
                                                 zero, all remaining amounts of funds available for
                                                 distribution of principal remaining after the
                                                 distributions pursuant to (A) and (B);

                                                 (D)  to the [Class A-3] certificates until reduced to
                                                 zero, all remaining amounts of funds available for
                                                 distribution of principal remaining after the
                                                 distributions pursuant to (A), (B) and (C);

                                                 (E)  to the [Class A-AB] certificates until reduced to
                                                 zero, all remaining amounts of funds available for
                                                 distribution of principal remaining after the
                                                 distributions pursuant to (A), (B), (C) and (D);

                                                 (F)  to the [Class A-4] certificates until reduced to
                                                 zero, all remaining amounts of funds available for
                                                 distribution of principal remaining after the
                                                 distributions pursuant to (A), (B), (C), (D) and (E);

                                            (ii)     to the [Class A-1A] certificates to the extent of
                                                     funds allocable to principal attributable to
                                                     mortgage loans in loan group 2 and, after the
                                                     [Class A-4] certificates have been reduced to zero,
                                                     the remaining funds attributable to mortgage loans
                                                     in loan group 1.

                                            If the certificate principal amounts of each and every Class of certificates other than the [Class A-1], [Class A-2],
                                            [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A]
                                            certificates have been reduced to zero as a result of the
                                            allocation of mortgage loan losses to those certificates,
                                            funds available for distributions of principal will be
                                            distributed to the [Class A-1], [Class A-2], [Class A-3],
                                            [Class A-AB], [Class A-4] and [Class A-1A] certificates, pro rata, based on their certificate principal amount

                                            without regard to loan groups and without regard to the [Class
                                            A-AB] planned principal balance for the relevant distribution date set forth in Annex C-2 to this prospectus supplement.

                                            Third:  [Class A-1], [Class A-2], [Class A-3], [Class A-AB],
                                            [Class A-4] and [Class A-1A] certificates:  To reimburse
                                            [Class A-1], [Class A-2], [Class A-3], [Class A-AB],
                                            [Class A-4] and [Class A-1A] certificates, pro rata, for any previously unreimbursed losses on the mortgage loans
                                            allocable to principal that were previously borne by those classes, without regard to loan groups, together with
                                            interest.

                                            Fourth:  [Class A-M] certificates:  To [Class A-M]
                                            certificates as follows:  (a) to interest on [Class A-M]
                                            certificates in the amount of its interest entitlement; (b)
                                            to the extent of funds allocated to principal remaining
                                            after distributions in respect of principal to each
                                            class with a higher priority (in this case, the [Class A-1],
                                            [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and
                                            [Class A-1A] certificates), to principal on [Class A-M]
                                            certificates until reduced to zero; and (c) to reimburse
                                            [Class A-M] certificates for any previously unreimbursed
                                            losses on the mortgage loans allocable to principal that
                                            were previously borne by that class, together with interest.

                                            Fifth:  [Class A-J] certificates:  To the [Class A-J]
                                            certificates in a manner analogous to the [Class A-M]
                                            certificates allocations of priority Fourth above.

                                            Sixth:  [Class B] certificates:  To the [Class B]
                                            certificates in a manner analogous to the [Class A-M]
                                            certificates allocations of priority Fourth above.

                                            Seventh:  [Class C] certificates:  To the [Class C]
                                            certificates in a manner analogous to the [Class A-M]
                                            certificates allocations of priority Fourth above.

                                            Eighth:  [Class D] certificates:  To the [Class D]
                                            certificates in a manner analogous to the [Class A-M]
                                            certificates allocations of priority Fourth above.

                                            Ninth:  [Class E] certificates:  To the [Class E]
                                            certificates in a manner analogous to the [Class A-M]
                                            certificates allocations of priority Fourth above.

                                            Tenth:  [Class F] certificates:  To the [Class F]
                                            certificates in a manner analogous to the [Class A-M]
                                            certificates allocations of priority Fourth above.

                                            Eleventh:  Non-offered certificates (other than the
                                            [Class X] certificates):  In the amounts and order of
                                            priority described in "Description of the Offered
                                            Certificates-Distributions-Payment Priorities" in this
                                            prospectus supplement.

                                            For purposes of making distributions to the [Class A-1],
                                            [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and
                                            [Class A-1A] certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1
                                            and loan

                                            group 2.  Loan group 1 will consist of [_____]
                                            mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group 2 will consist of [_____]
                                            mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  Loan group 1 will include all mortgage loans other than mortgage loans secured by multifamily and manufactured housing community properties.  Loan group 2
                                            will include all of the mortgage loans secured by
                                            multifamily properties and [_____] mortgage loans secured by a manufactured housing community property.  Annex C-1 to
                                            this prospectus supplement will set forth the loan
                                            group designation with respect to each mortgage loan.

                                            For more information, see "Description of the Offered
                                            Certificates-Distributions-Payment Priorities" in this
                                            prospectus supplement.

B.   Interest and Principal
     Entitlements.........................  A description of each class's interest entitlement can be found in "Description of the Offered
                                            Certificates-Distributions-Method, Timing and Amount" and
                                            "-Payment Priorities" in this prospectus supplement.  As
                                            described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                            A description of the amount of principal required to be
                                            distributed to the classes entitled to principal on a
                                            particular distribution date also can be found in
                                            "Description of the Offered
                                            Certificates-Distributions-Method, Timing and Amount" and
                                            "-Payment Priorities" in this prospectus supplement.

C.   Servicing and
     Administration Fees..................  The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee,
                                            respectively, from the interest payments on the mortgage
                                            loans.  The master servicing fee for each distribution date is calculated on the outstanding principal balance of the
                                            pool of mortgage loans in the trust and one-twelfth of the master servicing fee rate which ranges from [_____]% to
                                            [_____]% and is set forth on Annex C-1 to this prospectus
                                            supplement for each mortgage loan.  The special servicing
                                            fee for each distribution date is calculated based on the
                                            outstanding principal balance of mortgage loans that are
                                            specially serviced mortgage loans and one-twelfth of the
                                            special servicing fee rate which is equal to [_____]% (with a $[_____] per mortgage loan per month minimum).  The master servicer and special servicer are also entitled to
                                            additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees.  The trustee fee for each distribution date is
                                            calculated on the outstanding principal balance of the pool of mortgage loans in the trust and one-twelfth of the
                                            trustee fee rate which is equal to [_____]% as set forth on
                                            Annex C-1 to this prospectus supplement for each mortgage
                                            loan.  Each of the master servicing fee rate, the

                                            special servicing fee rate and the trustee fee rate will be calculated on a 30/360 basis and prorated for any partial
                                            period.  See "Transaction Parties-The Master Servicer;
                                            Master Servicer Servicing Compensation and Payment of
                                            Expenses" in this prospectus supplement.

D.   Prepayment Premiums..................  The manner in which any prepayment premiums and yield maintenance charges received prior to the related
                                            determination date will be allocated on each distribution
                                            date to the [Class X-C] certificates, on the one hand, and certain of the classes of certificates entitled to
                                            principal, on the other hand, is described in "Description of the Offered Certificates-Distributions-Prepayment
                                            Premiums" in this prospectus supplement.

Advances

A.   Principal and Interest Advances......  The master servicer is required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan if it determines that the advance will be recoverable.
                                            The master servicer will not be required to advance
                                            (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan's regular interest rate (without
                                            considering any default rate) or (c) delinquent monthly
                                            payments on companion loans.  The master servicer also is
                                            not required to advance amounts deemed non-recoverable,
                                            prepayment premiums or yield maintenance charges.  In the
                                            event that the master servicer fails to make any required
                                            advance, the trustee will be required to make that advance.
                                            See "The Pooling and Servicing Agreement-Advances" in this prospectus supplement.  If an advance is made, the master
                                            servicer will not advance its servicing fee, but will
                                            advance the trustee's fee.

B.   Property Protection Advances.........  The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard
                                            insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans other than
                                            non-serviced mortgage loans.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance.  The master servicer is not required, but in certain circumstances is
                                            permitted, to advance amounts deemed non-recoverable.  In
                                            addition, the special servicer may elect to make certain
                                            property protection advances on an emergency basis.  See
                                            "The Pooling and Servicing Agreement-Advances" in this
                                            prospectus supplement.

C.   Interest on Advances.................  The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on these advances.  Interest
                                            accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

                                            See "Description of the Offered Certificates-Distributions-Realized
                                            Losses" and "The Pooling and Servicing Agreement-Advances" in
                                            this prospectus supplement.

D.   Advances on the
     Non-Serviced Loans...................  The master servicer under the [_____] pooling and servicing agreement that controls servicing for each of the
                                            non-serviced loans is required to make property protection advances with respect to the mortgaged properties related to the applicable non-serviced loan, unless that master
                                            servicer determines that those advances would not be
                                            recoverable from collections on the related non-serviced
                                            loan.  If that master servicer is required to but fails to make a required property protection advance, then the
                                            trustee under the [_____] pooling and servicing agreement
                                            that controls servicing for each of the non-serviced loans will be required to make that property protection advance.

                                            The master servicer under the pooling and servicing
                                            agreement is not required to advance delinquent monthly
                                            mortgage loan payments with respect to each companion loan.

Subordination.............................  The amount available for distribution will be applied in the order described in "-Distributions-Amount and Order of
                                            Distributions" above.

                                            The following chart generally describes the manner in which the payment rights of certain classes will be senior or
                                            subordinate, as the case may be, to the payment rights of
                                            other classes.  The chart shows entitlement to receive
                                            principal and interest on any distribution date in
                                            descending order (beginning with the [Class A] and [Class X]
                                            certificates).  Among the [Class A] and [Class X]
                                            certificates, payment rights of certain classes will be as more particularly described in "Description of the Offered
                                            Certificates-Distributions" in this prospectus supplement.
                                            It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other Series
                                            [_____] certificates that are not being offered by this
                                            prospectus supplement).  (However, no principal payments or loan losses will be allocated to the [Class X] certificates, although loan losses will reduce the notional amount of the
                                            [Class X] certificates and, therefore, the amount of
                                            interest they accrue.)

                                                        -------------------------------
                                                        |  [Class A-1], [Class A-2],  |
                                                        |  [Class A-3], [Class A-AB], |
                                                        |  [Class A-4], [Class A-1A], |
                                                        |         [Class X*]          |
                                                        -------------------------------
                                                                       |
                                                              -------------------
                                                              |   [Class A-M]   |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |   [Class A-J]   |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |    [Class B]    |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |    [Class C]    |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |    [Class D]    |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |    [Class E]    |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |    [Class F]    |
                                                              -------------------
                                                                       |
                                                              -------------------
                                                              |    Non-Offered  |
                                                              |  Certificates** |
                                                              -------------------

                                            --------
                                            *    [Class X] certificates are interest only.

                                            **   Other than the [Class X] certificates.

                                            No other form of credit enhancement will be available for
                                            the benefit of the holders of the offered certificates.

                                            See "Description of the Offered Certificates-Subordination"
                                            in this prospectus supplement.

                                            Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate
                                            principal amount of that class.

                                            In addition to losses caused by mortgage loan defaults,
                                            shortfalls in payments to holders of certificates may occur as a result of the master servicer's, special servicer's and trustee's right to receive payments of interest on
                                            unreimbursed advances (to the extent not covered by default interest or late charges paid by the related borrower), the special servicer's right to compensation with respect to
                                            mortgage loans which are or have been serviced by the
                                            special servicer, a modification of a mortgage loan's
                                            interest rate or principal balance or as a result of other unanticipated trust expenses.  These shortfalls, if they
                                            occur, would reduce distributions to the classes of
                                            certificates with the lowest payment priorities.  In
                                            addition, prepayment interest shortfalls that are not
                                            covered by certain compensating interest payments made by
                                            the master servicer are required to be allocated to the
                                            certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.  To the extent funds are available on

                                            a subsequent distribution date for distribution on your
                                            certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

Information Available to
   Certificateholders.....................  Please see "The Pooling and Servicing Agreement-Reports to
                                            Certificateholders; Available Information" in this
                                            prospectus supplement for a description of the periodic
                                            reports that you will receive.

Optional Termination......................  On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the
                                            trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of
                                            the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through
                                            exercise of remedies in respect of any mortgage loan).
                                            Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                            If the aggregate principal balances of the [Class A],
                                            [Class A-M], [Class A-J], [Class B], [Class C], [Class D],
                                            [Class E] and [Class F] certificates have been reduced to
                                            zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates,
                                            including the [Class X] certificates, for the mortgage loans remaining in the trust, but all of the holders of those
                                            classes of outstanding certificates would have to
                                            voluntarily participate in the exchange.

Required Repurchase
   of Mortgage Loans......................  Under the circumstances described in this prospectus supplement, the related loan seller will be required to
                                            repurchase any mortgage loan for which it cannot remedy the material breach or material document defect affecting such mortgage loan.  See "Description of the Mortgage Pool-Cures and Repurchases" in this prospectus supplement.

Sale of Defaulted Loans...................  Pursuant to the pooling and servicing agreement, each of (i)
                                            the holder of the certificates representing the greatest
                                            percentage interest in the Controlling Class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least
                                            60 days delinquent as to any monthly debt service payment
                                            (or delinquent in its balloon payment).  See "The Pooling
                                            and Servicing Agreement-Realization Upon Mortgage Loans-Sale
                                            of Defaulted Mortgage Loans" in this prospectus supplement.

[Swap Contract............................  The trust will have the benefit of an [interest rate]
                                            [currency] swap contract with [________] [__________], as
                                            swap counterparty, in an initial notional amount equal to
                                            the aggregate initial certificate balance of the Class
                                            [_____] Certificates.  The notional amount of the swap
                                            contract will decrease to the extent of any decrease in the certificate balance of the Class [_____] Certificates.  The swap contract will have an expiration date of the
                                            distribution date in __________(the same date as the Rated
                                            Final Distribution Date for the Class [_____] Certificates)
                                            unless

                                            it has already terminated.  Under the swap contract,
                                            the swap counterparty will be obligated to pay to the trust on the business day prior to each distribution date interest accrued on the notional amount of the swap contract at
                                            one-month LIBOR (determined as described in this prospectus supplement) + __% (based on the actual number of days in the interest accrual period for the Class [_____] Certificates and a 360-day year).  The trust will be obligated to pay to the swap counterparty, on that day, interest accrued on the notional amount of the swap contract at a rate equal to the lesser of a fixed rate of __% per annum and the weighted
                                            average net mortgage rate (based on a 360-day year assumed to consist of twelve 30-day months).  Any Net Aggregate
                                            Prepayment Interest Shortfall allocated to the Class [_____]
                                            Regular Interest, reduction in the interest available to be distributed to the Class [_____] Regular Interest for any
                                            other reason or the reduction of the weighted average net
                                            mortgage rate below __% will result in a corresponding
                                            dollar-for-dollar reduction in the interest payment made by the swap counterparty to the related grantor trust and,
                                            therefore, a corresponding decrease in the amount of
                                            interest distributed on the Class [_____] Certificates.  All prepayment premiums or yield maintenance charges allocated to the Class [_____] Regular Interest will be paid to the
                                            swap counterparty unless the swap contract and any
                                            replacement swap contract is terminated, in which case,
                                            those amounts will be distributed to the Class [_____]
                                            Certificates.  __________, the credit support provider of
                                            the swap counterparty currently has a long-term rating of
                                            "__" by _____ and "__" by _____, and a short term rating of
                                            "__" by _____ and "__"  by _____.  See "Description of the
                                            [Interest Rate] [Currency] Swap Contract" and "Risk Factors-
                                            Defaults Under Swap Contract May Adversely Affect Payments
                                            On The Class [___] Certificates" in this prospectus
                                            supplement.]

                                            Other Investment Considerations

Federal Income Tax Consequences...........  Elections will be made to treat parts of the trust as two separate REMICs (the "Lower-Tier REMIC" and the "Upper-Tier
                                            REMIC").  The offered certificates will represent ownership of "regular interests" in the Upper-Tier REMIC.  Pertinent federal income tax consequences of an investment in the
                                            offered certificates include:

                                            o   Each class of offered certificates will constitute REMIC
                                                "regular interests."

                                            o   The regular interests will be treated as newly originated
                                                debt instruments for federal income tax purposes.

                                            o   You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                            o   It is anticipated that the offered certificates, other than the [Class E] and [Class F] certificates, will be issued at a premium, and that the [Class E] and [Class F] certificates will be issued with a de minimis amount of original issue
                                                discount.

                                            For information regarding the federal income tax
                                            consequences of investing in the offered certificates, see
                                            "Federal Income Tax Consequences" in this prospectus
                                            supplement and "Federal Income Tax Consequences" in the
                                            prospectus.

Yield Considerations......................  You should carefully consider the matters described under
                                            "Risk Factors-Special Yield Considerations" and "-Risks
                                            Relating to Prepayments and Repurchases" in this prospectus supplement, which may affect significantly the yields on
                                            your investment.

ERISA Considerations......................  Subject to important considerations described under "ERISA
                                            Considerations" in this prospectus supplement and in the
                                            prospectus, the offered certificates are eligible for
                                            purchase by persons investing assets of employee benefit
                                            plans or individual retirement accounts.

Ratings...................................  On the closing date, the offered certificates must have the minimum ratings from [_____] set forth below:

                                                                                    [_____]           [_____]
                                                                                 -------------     -------------
                                           [Class A-1]...................
                                           [Class A-2]...................
                                           [Class A-3]...................
                                           [Class A-AB]..................
                                           [Class A-4]...................
                                           [Class A-1A]..................
                                           [Class A-M]...................
                                           [Class A-J]...................
                                           [Class B].....................
                                           [Class C].....................
                                           [Class D].....................
                                           [Class E].....................
                                           [Class F].....................

                                            A rating agency may downgrade, qualify or withdraw a rating at any time.  A rating agency not requested to rate the
                                            offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                                            The security ratings do not address the frequency of
                                            prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of
                                            collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the
                                            certificates.

                                            See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, "Risk Factors" in this prospectus
                                            supplement and in the prospectus, and "Description of the
                                            Certificates" and "Yield Considerations" in the prospectus.

Legal Investment..........................  The [Class A-1], [Class A-2], [Class A-3], [Class A-AB],
                                            [Class A-4], [Class A-1A], [Class A-M], [Class A-J],
                                            [Class B], [Class C] and [Class D] certificates will
                                            constitute "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally

                                            recognized statistical rating organization.  The [Class E]
                                            and [Class F] certificates will not constitute "mortgage
                                            related securities" for purposes of SMMEA.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory
                                            authorities, then you may be subject to restrictions on
                                            investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the
                                            suitability of, and consequences to you of the purchase,
                                            ownership and sale of the offered certificates.  See "Legal
                                            Investment" in this prospectus supplement and in the prospectus.

                             RISK FACTORS

     You should carefully consider the following risks and the risks described in "Risk Factors" in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Special Yield Considerations

     The yield to maturity on each class of the offered certificates will depend in part on the following:

     o    the purchase price for the certificates;

     o the rate and timing of principal payments on the mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group);

     o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

     o the allocation of principal payments to pay down classes of certificates;

     o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

     o the purchase of a mortgage loan whether by (i) a loan seller as a result of a material breach of a representation or warranty made by that loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or
          (v) any other party with a purchase option.

     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

     In addition, because the amount of principal that will be distributed to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the [Class A-1A] certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the [Class A-2], [Class A-AB], [Class A-4], [Class A-1A] and [Class A-M] certificates could (and in the case of each of the [Class A-3], [Class A-J], [Class B], [Class C], [Class D], [Class E] and [Class F] certificates will) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since each of the [Class A-2], [Class A-AB], [Class A-B], [Class A-1A] and [Class A-M] certificates bear interest at a rate limited by (and each of the [Class A-3], [Class A-J], [Class B], [Class C], [Class D], [Class E] and [Class F] certificates bear interest at a rate based on) the weighted average of the net mortgage rates of the mortgage loans. The pass through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans (or in the case of the [Class A] certificates, the mortgage loans in the related loan group) will affect distributions on the certificates and their timing. See "--Risks Relating to Borrower Default" below.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

     In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

     The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or manufactured housing communities or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    changes or continued weakness in specific industry segments;

     o    the public perception of safety for customers and clients;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases (including that in certain cases, all of the tenants at a particular mortgaged property may have leases that expire or permit the tenant to terminate its lease during the term of the loan);

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Increases in Real Estate Taxes May Reduce Available Funds

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Limitations of Appraisals

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex C-1 to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o    changes in governmental regulations, zoning or tax laws;

     o    potential environmental or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

Tenant Concentration Entails Risk

     A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     [_____] of the mortgaged properties, representing in the aggregate approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to a single tenant. With respect to certain of these mortgage properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant Bankruptcy Entails Risk" below.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy.

Certain Additional Risks Relating to Tenants

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    rental payments could not be collected for any other reason; or

     o a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property Insurance" below.

     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

     Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Risks Relating to Loan Concentrations

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             Pool of Mortgage Loans

                                                                     Aggregate Cut-off            % of Initial
                                                                       Date Balance               Pool Balance
                                                                     -----------------            ------------
Largest Single Mortgage Loan.................................          $[_____]                       [_____]%
Largest 5 Mortgage Loans.....................................          $[_____]                       [_____]%
Largest 10 Mortgage Loans....................................          $[_____]                       [_____]%
Largest Group of Crossed Loans...............................          $[_____]                       [_____]%
Largest Related-Borrower Concentration(1)....................          $[_____]                       [_____]%
Next Largest Related-Borrower Concentration(1)...............          $[_____]                       [_____]%

----------
(1) Excluding single mortgage loans.

                                  Loan Group 1

                                                                     Aggregate Cut-off            % of Initial
                                                                       Date Balance              Group 1 Balance
                                                                     -----------------            ------------
Largest Single Mortgage Loan.................................          $[_____]                       [_____]%
Largest 5 Mortgage Loans.....................................          $[_____]                       [_____]%
Largest 10 Mortgage Loans....................................          $[_____]                       [_____]%
Largest Group of Crossed Loans...............................          $[_____]                       [_____]%
Largest Related-Borrower Concentration(1)....................          $[_____]                       [_____]%
Next Largest Related-Borrower Concentration(1)...............          $[_____]                       [_____]%

----------
(1) Excluding single mortgage loans.

                                  Loan Group 2

                                                                     Aggregate Cut-off            % of Initial
                                                                       Date Balance              Group 2 Balance
                                                                     -----------------            ------------
Largest Single Mortgage Loan.................................          $[_____]                       [_____]%
Largest 5 Mortgage Loans.....................................          $[_____]                       [_____]%
Largest 10 Mortgage Loans....................................          $[_____]                       [_____]%
Largest Group of Crossed Loans...............................          $[_____]                       [_____]%
Largest Related-Borrower Concentration(1)....................          $[_____]                       [_____]%
Next Largest Related-Borrower Concentration(1)...............          $[_____]                       [_____]%

----------
(1) Excluding single mortgage loans.

     Other than with respect to the largest 10 mortgage loans, each of the other mortgage loans or group of cross-collateralized mortgage loans represents no more than [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Top Ten Loan Summaries" on Annex B to this prospectus supplement for more information on the largest 10 mortgage loans.

     Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized mortgage loans with related borrowers in loan group 1 represents no more than [__]% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

     [______] ([__]) groups of mortgage loans, each comprised of [__] mortgage loans, identified as loan nos. [_], [_] and [_] and loan nos. [_], [_] and [_], respectively, on Annex C-1 to this prospectus supplement, each, as a group, representing approximately [___]% and [___]%, respectively, of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date, are cross-collateralized and cross-defaulted.

     A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property. The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

     The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                             Pool of Mortgage Loans

                                                                   Number of       Aggregate
                                                                   Mortgaged      Cut-off Date       % of Initial
                        Property Type                              Properties        Balance         Pool Balance
----------------------------------------------------------------  -------------  ----------------  -----------------
[-----].................................................              [-----]        $[-----]           [-----]%
[-----].................................................              [-----]        $[-----]           [-----]%
[-----].................................................              [-----]        $[-----]           [-----]%
[-----].................................................              [-----]        $[-----]           [-----]%
[-----].................................................              [-----]        $[-----]           [-----]%
Total...................................................              [_____]        $[_____]           [_____]%

     None of the mortgage loans in loan group 1 are secured by multifamily properties and [___]% of the mortgage loans in loan group 2 are secured by multifamily properties.

Risks Relating to Enforceability of Cross-Collateralization

     As described above and on Annex C-1 to this prospectus supplement, 1 group comprised of [_] mortgage loans, identified as loan nos. [_], [_] and [_] on Annex C-1 to this prospectus supplement, representing approximately [___]%, [___]% and [___]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and 1 group comprised of [_] mortgage loans, identified as loan nos. [_], [_] and [_] on Annex C-1 to this prospectus supplement, representing approximately [___]%, [___]%, [___]%, respectively, of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date, are cross-collateralized and cross-defaulted. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

     o such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted; and

     o such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

The Borrower's Form of Entity May Cause Special Risks

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

     o individuals that have personal liabilities unrelated to the mortgaged property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

Tenancies in Common May Hinder Recovery

     [_____] mortgage loans, collectively representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans (as identified on Annex C-1 to this prospectus supplement), have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Condominium Ownership May Limit Use and Improvements

     With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     [_______] ([___]) of the Mortgage Loans, identified as loan nos. [__], [__], [__], [__], [__], [__], [__],[__], [__], [__], [__] and [__],on Annex C-1
to this prospectus supplement, representing approximately [__]%, [__]%, [__]%, [__]% [__]%, [__]%, [__]%, [__]%, [__]%, [__]%, [__]% and [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium. With respect to all such mortgage loans, except for the mortgage loans identified as loan nos. [__] and [__] on Annex C-1 to this prospectus supplement, the borrower generally controls the appointment and voting of the condominium board.

Retail Properties Have Special Risks

     [_____] retail properties secure, in whole or in part, [_____] mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     [_____] of the mortgaged properties, securing mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to have an "anchor tenant." [_____] of the mortgaged properties, securing mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "shadow anchored." [_____] of the mortgaged properties, securing mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain "shadow anchors" not being open for business or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Office Properties Have Special Risks

     [_____] office properties secure, in whole or in part, [_____] of the mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenant;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     o    the desirability of the area as a business location;

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

Hospitality Properties Have Special Risks

     [_____] hospitality properties secure, in whole or in part, [_____] mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Various factors may adversely affect the economic performance of a hospitality property, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the presence or construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

     Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment" above.

     Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

     [_____] of the hospitality properties that secure mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Multifamily Properties Have Special Risks

     [_____] multifamily properties secure, in whole or in part, [_____] mortgage loans representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o certain of these mortgaged properties may be student housing facilities or leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

          and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

     o rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

     o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

     The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

         Lack of Skillful Property Management Entails Risks

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Risks Relating to Prepayments and Repurchases

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling and Servicing Agreement--Servicing of the Whole Loans" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

     In addition, because the amount of principal that will be distributed to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the [Class A-1A] certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 12 months) prior to the stated maturity date. See "Description of the Mortgage Pool" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     With respect to [__] mortgage loans (identified as loan nos. [_], [_], [_], [_], [_] and [_] on Annex C-1 to this prospectus supplement), representing approximately [___]%, [___]%, [___]%, [___]%, [___]% and [___]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $[________], $[________], $[________], $[________], $[________]
and $[________], respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

     Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lock-out provision. See "Description of the Mortgage Pool--Additional Indebtedness--Partial Releases" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" above. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see "Description of the Mortgage Pool--Representations and Warranties" and "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

     (i) will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

Risks of Different Timing of Mortgage Loan Amortization

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

     See the tables entitled "Distribution of Remaining Term to Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks Relating to Loan Concentrations" above than classes with a higher sequential priority.

Bankruptcy Proceedings Entail Certain Risks

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

Geographic Concentration

     This table shows the states with the concentrations of mortgaged properties of over 5%:


                              Geographic Distribution - All Mortgaged Properties

                                                  Number of             Aggregate Cut-off          % of Initial
                  State                      Mortgaged Properties         Date Balance             Pool Balance
-----------------------------------------  -----------------------   -----------------------  -----------------------

                                     Geographic Distribution - Loan Group 1

                                                  Number of             Aggregate Cut-off          % of Initial
                  State
----------------------------------------


                                             Mortgaged Properties         Date Balance             Pool Balance
-----------------------------------------  -----------------------   -----------------------  -----------------------


                                     Geographic Distribution - Loan Group 2

                                                  Number of             Aggregate Cut-off          % of Initial
                  State                      Mortgaged Properties         Date Balance            Group 2 Balance
-----------------------------------------  -----------------------   -----------------------  -----------------------


     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

     o economic conditions in regions where the borrowers and the mortgaged properties are located;

     o conditions in the real estate market where the mortgaged properties are located;

     o    changes in local governmental rules and fiscal policies; and

     o acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

     For example, mortgaged properties located in [_____], [_____] and other coastal states including, but not limited to, [_____] and [_____], may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country. Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance.

Environmental Risks

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

     o in which the adverse conditions were remediated or abated before the closing date;

     o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

     o for which an escrow or letter of credit for the remediation was established;

     o for which an environmental insurance policy was obtained from a third-party insurer;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

     o    involving radon; or

     o in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

     It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Costs of Compliance with Applicable Laws and Regulations

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers

     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

Other Financings

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement. For more information see "The Pooling and Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The applicable loan sellers have informed us that with respect to [__] of the mortgage loans, representing approximately [___]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred additional debt secured by the related mortgaged property (not including any mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the pool). See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement. [_______] ([___]) of the mortgage loans, with other debt secured by the mortgaged property, representing approximately [___]% of the aggregate principal balance of the pool of mortgage loans as of the cut-of date, are part of a whole loan structure. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement. In addition, with respect to [___] mortgage loans, the borrower has incurred unsecured subordinate debt. For additional information, see "Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members' or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

     The applicable loan sellers have informed us that [_____] of the mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under "Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

     Although the pari passu companion loans or subordinate companion loans related to the serviced and non-serviced loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan and the non-serviced loan upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" in this prospectus supplement.

Risks Relating to Borrower Default

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average lives.

     If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage
Loans--Foreclosure" in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Balloon Payments

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged properties;

     o    the borrower's equity in the related mortgaged properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    prevailing general and regional economic conditions.

     All of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes [_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for a portion of their respective terms and [_____] mortgage loans, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

Ground Leases and Other Leasehold Interests

     A leasehold interest under a ground lease secures [_____] of the mortgaged properties, representing approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease, although not all these protective provisions are included in each case.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not.

     With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

Risks Associated with One Action Rules

     Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

Tax Considerations Relating to Foreclosure

     If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Furthermore, certain properties may be subject to certain low income housing restrictions in order to remain eligible for low-income housing credits or grant subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Multifamily Properties Have Special Risks" above.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

Zoning Compliance and Use Restrictions

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.

Risks Relating to Inspections of Properties

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Property Insurance

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. [In addition, approximately [______]%, [_____]% and [_____]% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in [_____], [_____] and [_____], respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states.] We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property securing one of the mortgage loans in the trust.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

     The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

     The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

     In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

     Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk" policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real estate properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standard, is entitled to rely on the opinion of an insurance consultant.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies

     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

Potential Conflicts of Interest

     The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series [_____] non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer that holds Series [_____] non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series [_____] non-offered certificates or the related companion loans.

     Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each loan seller is obligated to repurchase a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Each of the foregoing relationships should be considered carefully by prospective investors.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

You Will Not Have any Control Over the Servicing of The Non-Serviced Loans

     Some loans may be secured by mortgaged properties that also secure one or more companion loans that are not assets of the trust and are serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates. See "The Pooling and Servicing Agreement--Servicing of The Whole Loans" in this prospectus supplement.

Conflicts of Interest May Occur as a Result of the Rights of Third Parties to Terminate the Special Servicer of The Whole Loans

     With respect to certain of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for a description of these rights to terminate a special servicer.

Special Servicer May Be Directed to Take Actions

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate companion loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage Pool--the Whole Loans" in this prospectus supplement. See "The Pooling and Servicing Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative and (ii) in the case of each subordinate companion loan the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of each subordinate companion loan, the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

     With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

Your Lack of Control Over Trust Fund Can Create Risks

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

     Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Loan Sellers May Not Be Able to Make a Required Repurchase of a Defective Mortgage Loan

     Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates (except [_____] in its capacity as a loan seller) are obligated to repurchase any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement for a summary of certain representations and warranties.

Subordination of Subordinate Offered Certificates

     As described in this prospectus supplement, unless your certificates are [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] or [Class A-1A] certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority and to the [Class X] certificates.

     See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

Risks of Limited Liquidity and Market Value

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a secondary market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

Book-Entry Registration

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the

Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

[Defaults Under Swap Contract May Adversely Affect Payments On The Class [___] Certificates]

     [The grantor trust related to the Class [_____] Certificate will have the benefit of an [interest rate] [currency] swap contract with the swap counterparty. The credit support provider of the swap counterparty currently has a long-term rating of "[__]" by [__] and "[__]" by [__], and a short term rating of "[A 1]" by [__] and "[__]" by [__]. The ability of the holders of the Class [_____] Certificates to obtain the payment of interest at their floating Pass-Through Rate will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the [Interest Rate] [Currency] Swap Contract--The Swap Counterparty" in this prospectus supplement. There can be no assurance, however, that the swap counterparty (or its credit support provider) will maintain the rating described above or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract. If the ratings of the swap counterparty fall below levels acceptable to each Rating Agency as set forth in the swap contract (a "Rating ------- Agency Trigger Event")), the swap counterparty will be required to post collateral, find a replacement swap counterparty or credit -------------------- support provider that would not cause a Rating Agency Trigger Event or enter into any other arrangement satisfactory to each Rating Agency, in each case, as set forth in such swap contract. If the swap counterparty fails to take such action after a Rating Agency Trigger Event, then the trustee will be required (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the Class [_____] Certificates (and only to the extent that, and only for so long as, doing so does not lead the trustee to incur expenses in excess of the amounts available to it for reimbursement), to take such actions to enforce the rights of the trust under such swap contract as may be permitted by the terms thereof and use any termination payments received from the swap counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the trustee in connection with enforcing the rights of the trust under the swap contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class [_____] Certificates; provided that without either the consent of 100% of the holders of the Class [_____] Certificates or the written confirmation of each Rating Agency then rating such Class [_____] Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class [_____] Certificates, the trustee shall not be permitted to incur such costs and expenses in excess of any termination payment received from the swap counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class [_____] Certificates. Following the termination of the swap contract and until a replacement swap contract is entered into or if a Swap Default occurs and is continuing (and during the period when the trustee is pursuing remedies under such swap contract), the interest with respect to the Class [_____] Certificates will be calculated at a fixed rate equal to the interest rate of the Class [_____] Regular Interest. If after such conversion to a fixed rate, DTC is not provided with sufficient notice of the resulting change in the payment terms of such Class [_____] Certificates, payment of interest to the Holders of such Class [_____] Certificates may be delayed. In addition, if after receipt or payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the Floating Rate Account to make the full distribution of interest to the holders of the Class [_____] Certificates, the resulting interest shortfall will be borne solely by the holders of the Class [_____] Certificates.]

Other Risks

     Recent Hurricanes. In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The assets of the Trust created pursuant to the Pooling and Servicing Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such Mortgage Loan in March or the date of origination of such Mortgage Loan (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $[_____] (with respect to each Mortgage Loan, the "Cut-off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by one or more promissory notes (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self storage, manufactured housing community or other commercial property (each, a "Mortgaged Property"). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

     The pool of Mortgage Loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan Group 1 will consist of [___] Mortgage Loans, representing approximately [___]% of the Initial Pool Balance (the "Initial Loan Group 1 Balance") and includes all Mortgage Loans other than [___] Mortgage Loans secured by multifamily properties and [___] Mortgage Loans secured by manufactured housing community properties. Loan Group 2 will consist of [___] Mortgage Loans, representing approximately [___]% of the Initial Pool Balance (the "Initial Loan Group 2 Balance") and includes [___] Mortgage Loans that are secured by multifamily properties and [___] Mortgage Loans secured by manufactured housing community properties. Annex C-1 to this prospectus supplement sets forth the loan group designation with respect to each Mortgage Loan.

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) no defaults, delinquencies or prepayments on any Mortgage Loan on or prior to the Cut-off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, as applicable.

     When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.

     All information presented in this prospectus supplement with respect to a Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is calculated without regard to the related Pari Passu Companion Loan or Subordinate Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for each of the Mortgage Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan.

     Of the Mortgage Loans to be included in the Trust Fund:

     o [_________] ([__]) Mortgage Loans (the "GSCMC Loans), representing approximately [__]% of the Initial Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC");

     o [_____] Mortgage Loans (the "[_____]"), representing approximately [_____]% of the Initial Pool Balance, were originated or acquired by [_____] ("[_____]"); and

     o    [_____] Mortgage Loans (the "[_____]"), representing approximately
          [_____]% of the Initial Pool Balance, were originated by [     ]
          ("[     ]").

     The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The GSCMC Loans were originated for sale to Goldman Sachs Mortgage Company ("GSMC"). GSMC has or will acquire the GSCMC Loans prior to the Closing Date. GS Mortgage Securities Corporation II (the "Depositor") will acquire the Mortgage Loans from [_____], [_____] and [_____] (collectively, the "Loan Sellers") on or about [_____], 20[__] (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Certain Characteristics of the Mortgage Loans

                      General Mortgage Loan Characteristics
              (As of the Cut-off Date, unless otherwise indicated)

                                                            All Mortgage Loans     Loan Group 1       Loan Group 2
                                                            ------------------     ------------       ------------
Initial Cut-off Date Balance(1).........................
Number of Mortgage Loans................................
Number of Mortgaged Properties..........................
Average Cut-off Date Mortgage Loan Balance..............
Weighted Average Mortgage Rate(3).......................
Range of Mortgage Rates(3)..............................
Weighted Average Cut-off Date Remaining Term to
   Maturity (months)....................................
Range of Cut-off Date Remaining Terms to Maturity
   (months).............................................
Weighted Average Cut-off Date DSCR(2)(3)................
Range of Cut-off Date DSCRs(2)(3).......................
Weighted Average Cut-off Date LTV(3)....................
Range of Cut-off Date LTVs(3)...........................
Weighted Average LTV at Maturity(4).....................
Balloon Mortgage Loans(5)...............................
Defeasance Loans........................................

----------
(1)  Subject to a permitted variance of plus or minus 5%.

(2) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property or Properties divided by the annual debt service for such Mortgage Loan. The annual debt service used for purposes of calculating the DSCR for each of the Whole Loans with a Pari Passu Companion Loan is the aggregate annual debt service of the Mortgage Loan and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loan(s) with earnout provisions are described on Annex A to this prospectus supplement.

(3) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for each of the Whole Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loans and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.

(4) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Cut-off Date Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal.

     Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement. There can be no assurance that the value of any particular Mortgaged Property is now, will be at maturity equal to or greater than its original appraised value.

(5) Excludes the Mortgage Loans that pay interest-only until maturity or for a partial interest-only period.

Additional Indebtedness

     The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

------------------------------------------------------------------------------------------------------------------------------------
                                     Aggregate          % of        Initial Principal       Interest
                                      Cut-Off         Initial           Amount of            Rate on
    Loan             Mortgaged          Date            Pool            Mezzanine           Mezzanine          Maturity Date of
     No.           Property Name      Balance         Balance             Debt                Loan              Mezzanine Loan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

     In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     With respect to the Mortgage Loans listed in the chart below, the direct and indirect equity owners of the borrower are permitted to incur mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed below.

     The applicable Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur mezzanine debt, as described below.

---------------------------------------------------------------------------------------------------
                                     Mortgage Loan     Combined                        Maximum
 Loan                                Cut-off Date     Maximum LTV     Combined        Mezzanine
  No.     Mortgaged Property Name       Balance          Ratio      Minimum DSCR    Debt Permitted
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

----------
[Insert required Footnotes]

     Furthermore, the respective Mortgaged Properties that secure each Whole Loan also secure the related Pari Passu Companion Loans and/or the related Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

     Certain risks relating to additional debt are described in "Risk Factors--Other Financings" in this prospectus supplement.

     Due Dates; Mortgage Rates; Calculations of Interest. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur as described in the following table with the indicated grace period.

                                                         % of Initial
                     Default Grace       Number of      Mortgage Pool
     Due Date         Period Days     Mortgage Loans       Balance
     --------         -----------     --------------       -------



     As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each Mortgage Loan. See Annex C-1 for information on the number of days before late payment charges are due under the Mortgage Loan.

     All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. [All] of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). [_____] of the Mortgage Loans, representing approximately [_____]% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from [_____] months to [_____] months. [_____] of the Mortgage Loans, representing approximately [_____]% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. The remaining [_____] Mortgage Loans, representing approximately [_____]% of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

         "Due-On-Sale" and "Due-On-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee. Certain of the Mortgage

Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

          (i)  no event of default has occurred,

          (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

          (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

          (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

          (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

     Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer. See "Description of the Mortgage Pool--Additional Indebtedness" above.

     In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.

     The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property, subject to the approval of the Controlling Class Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Defeasance; Collateral Substitution. The terms of all but [_____] of the Mortgage Loans (the "Defeasance Loans"), representing approximately [_____]% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

     The Defeasance Option is also generally conditioned on, among other things,
(a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non-callable obligations backed by the full faith and credit of the United States of America or, in certain cases, other U.S. government securities providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government securities and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     Voluntary Prepayments. All of the Mortgage Loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

     A defeasance period, as described with respect to the Defeasance Loans under "--Defeasance; Collateral Substitution" above with respect to [_____] of the Mortgage Loans representing approximately [_____]% of the Initial Pool Balance, followed by an open prepayment period during which the related Mortgage Loan (even if defeased previously) may be freely prepaid without payment of a prepayment premium or yield maintenance charge.

     A prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a prepayment premium equal to 1% of the outstanding principal balance of the Mortgage Loan and a yield maintenance premium with respect to [_____] of the Mortgage Loans representing approximately [_____]% of the Initial Pool Balance, followed by an open prepayment period during which the related Mortgage Loan may be prepaid at par.

     See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

     Partial Releases. The Mortgage Loans identified as loan nos. [__], [__], [__], [__], [__] and [__] on Annex C-1 to this prospectus supplement, representing approximately [__]%, [__]%, [__]%, [__]%, [__]% and [__]%, respectively, of the Initial Pool Balance, are secured by more than one Mortgaged Property and permit the release of one or more of the Mortgaged Properties in connection with a partial Defeasance, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender in an amount generally equal to between [110]% and [125]% of the allocated loan amount for the Mortgaged Property to be released or, in certain cases, if applicable, [100]% of the sale or refinancing proceeds and/or (2) satisfy certain debt service coverage tests or LTV ratio tests with respect to the remaining Mortgaged Properties after the partial Defeasance. In addition, the cross collateralized and cross defaulted Mortgage Loans (identified as loan nos. [__], [__] and [__] and loan nos. [__], [__] and [__] on Annex C-1 to this prospectus supplement), each, as a group, collectively representing approximately [__]% and [__]%, respectively, of the Initial Pool Balance, permit the partial defeasance and release of an individual Mortgaged Property, subject generally to the criteria listed above for Mortgage Loans secured by more than one Mortgaged Property, except that the Mortgage Loan being defeased will be fully defeased and the remaining Mortgage Loans will be partially defeased. The defeased note and the undefeased notes will remain cross collateralized and cross defaulted.

     In addition, certain Mortgage Loans provide for the release of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process.

     See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

     Escrows. [______] ([__]) of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

     [______] ([__]) of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

     [______] ([__]) of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

     [______] ([__]) of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

     Additional Mortgage Loan Information. Each of the tables presented in Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex C-1 to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

The Whole Loans

     General. [______] ([__]) of the Mortgage Loans (each a "Whole Loan"), representing approximately [___]% of the Initial Pool Balance, are part of a split loan structure, where the related Mortgage Loan and one or more other companion loans that are pari passu in right of payment with the related Mortgage Loan (each a "Pari Passu Companion Loan") or are subordinate in right of payment with the related Mortgage Loan (each a "Subordinate Companion Loan", and together with the Pari Passu Companion Loans, the "Companion Loans") are secured by the same mortgage instrument on the related Mortgaged Property. In each case, the Mortgage Loan and its related Pari Passu Companion Loan(s) have the same interest rate, maturity date and amortization term.

     [___] of the Whole Loans, identified as loan nos. [___],[___] and [___] on Annex C to this prospectus supplement (the "Non-Serviced Loans"), with a principal balance as of the cut-off date of $[___], $[___] and $[___], respectively, and representing approximately [___] %, [___] % and [___] %, respectively, of the Initial Pool Balance as applicable, are being serviced in accordance with pooling and servicing agreements separate from the Pooling Agreement under which your Certificates are issued as described below (each a "Pari Passu PSA"), by the master servicer and special servicer that are parties to the Pari Passu PSA, and subject to the servicing standards provided for in the related separate Pari Passu PSA.

     [___] of the Whole Loans (the "Serviced Whole Loans") will be serviced pursuant to the Pooling Agreement. Any Companion Loan that is part of a Serviced Whole Loan is referred to in this prospectus supplement as a "Serviced Companion Loan").

     The table below identifies each of the pooled mortgage loans that have corresponding Companion Loans.

                                                                     Pari
                                Original      % of                   Passu
                               Principal    Initial    Subordinate  Companion    Original     Original
                                  Loan        Pool      Companion     Loan      Whole Loan      Whole
         Mortgage Loan           Balance     Balance     Balance     Balance        LTV       Loan DSCR
-----------------------------  ---------    --------   -----------  ---------   ----------    ----------


The [_________] Whole Loan.

[Significant Obligors]

     [Include information required by Item 1112 of Reg. AB, if applicable - with respect to any obligor that represents 10% or more of the pool balance.]

Representations and Warranties

     As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related Mortgage Loan purchase agreement:

     o The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the Pooling and Servicing Agreement is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

     o Prior to the sale of the Mortgage Loan to the Depositor, the Loan Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to Mortgage Loans in a split loan structure, the applicable Pari Passu Companion Loans or Subordinate Companion Loans.

     o As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the Mortgage Loan, including applicable usury laws.

     o The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances.

     o The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due (other than a balloon payment, which would require a refinancing).

     o Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the Mortgage Note or any related Mortgage or other agreement executed by the related borrower in connection with the Mortgage Loan.

     o The assignment of each related Mortgage in favor of the Trustee (or in the case of a Non-Serviced Loan, the assignment in favor of the current holders of the Mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that Mortgage to the Trustee.

     o All real estate taxes and governmental assessments, and that prior to the Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the Loan Seller, there is no proceeding pending for total or partial condemnation of each related Mortgaged Property that materially affects its value, and each related Mortgaged Property was free of material damage.

     o To the actual knowledge of the Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

     o As of the Closing Date, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Loan Seller, and that breach materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the subject Mortgage Loan, then that breach will be a material breach as to which the Trust will have the rights against the applicable Loan Seller, as applicable, described under "--Cures and Repurchases" below.

Sale of Mortgage Loans; Mortgage File Delivery

     On the Closing Date, the Depositor will acquire the Mortgage Loans from each Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee

(or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or
(v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified as to a monetary term other material term thereof; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) with respect to any hospitality loan, any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Loan Seller in the relevant jurisdiction;
(xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan.

     As provided in the Pooling Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. The Pooling Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the mortgage file for each mortgage loan in the State of [_____]. The Trustee will not move any mortgage file outside the State of [_______], other than as specifically provided for in the Pooling Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the mortgage notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. [Insert description of the Trustee's additional internal arrangements regarding the safekeeping and preservation of the assets (i.e. the original promissory notes) and the procedures to reflect the segregation of the mortgage loans from other assets that the Trustee holds]. See "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement.

Cures and Repurchases

     If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the Mortgage Loans sold by it, as discussed under "--Representations and Warranties" above, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

     o to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

     o to repurchase the affected Mortgage Loan at a price ("Repurchase Price") generally equal to the sum of--

     1. the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

     2. all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

     3. all unreimbursed property protection advances relating to that Mortgage Loan, plus

     4. all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

     5. to the extent not otherwise covered by clause 4 of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

     6. if the affected Mortgage Loan is not repurchased by the Loan Seller within 180 days after discovery by or notice to the applicable Loan Seller of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

     A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

     A "Material Document Defect" is a document defect that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

     The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series [_____] certificateholders in connection with a Material Breach of any representations or warranties or a Material Document Defect with respect to any Mortgage Loan in the Trust Fund. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, any other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage Loan if required to do so.

     Any Material Breach or Material Document Defect with respect to a Mortgage Loan that is cross-collateralized with other Mortgage Loans will require the repurchase of for such other Mortgage Loans.

Additional Information

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "Commission") after the initial issuance of the Offered Certificates.

[Historical Performance Information on Sponsor's Prior Securitization Transactions][To be Added if Sponsor Determines Such Information to be Material]

     [Information concerning the Sponsors' prior commercial mortgage loan securitizations involving fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on commercial, multifamily and manufactured housing community properties issued by the Depositor is available on the internet at www.[website]. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years or, since the applicable securitization Closing Date if the applicable securitization Closing Date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond each Sponsor's control, such as commercial property prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.]

                               TRANSACTION PARTIES

The Sponsors

     Goldman Sachs Mortgage Company

     General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller.

     GSMC. GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

     GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires and originates fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. GSMC has acted as a sponsor and mortgage loan seller on 50 fixed and floating-rate commercial mortgage backed securitization transactions.

     Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in September 30, 2007, GSMC acquired approximately 1,840 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $53.8 billion. Approximately 1,657 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately 39.3 billion were included in 50 securitization transactions. As of September 30, 2007, GSMC securitized approximately 17.3 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately 8.4 billion was securitized by an affiliate of GSMC acting as depositor, and approximately 8.9 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

     [Other Sponsor Disclosure]

     [Provide a brief description of any legal proceedings pending against any Sponsor as contemplated in Item 1100(d)(1) of Reg. AB, or of which any property of the foregoing is the subject, that is material to Certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

The Depositor

     GS Mortgage Securities Corporation II (the "Depositor") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Depositor will not have any material assets other than the trust funds.

     The Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor's duties will include: (i) the duty to appoint a successor trustee in the event of the removal of the Trustee, (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the Trustee any document that comes into the Depositor's possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the Trustee to the extent necessary to perform REMIC tax administration, (vi) to indemnify the Trust, the Trustee, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising form the Depositor's willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement, (vii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust, and (viii) to mail the notice of a succession of Trustee to all Certificateholders.

     The Depositor is an affiliate of GSMC, one of the sponsors and mortgage loan sellers, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

     On the Closing Date, the Depositor will acquire the mortgage loans from each Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The Seller" in the prospectus.

--------------                                                  ---------------  Cash   --------------
| Sponsors & |                  Cash                    Cash    |             |<--------|            |
|    Loan    |<--------------------------------     ------------| Underwriter |         |  Investors |
|  Sellers   |                                |     |           |             |-------->|            |
--------------          Cash                  |     |           --------------- Offered --------------
       |               -----------------------|     |                 /+\       Certificates
       |Mortgage       |                      |    \+/                 |
       | Loans         |                  --------------               |
       |               |                  |            |               |
       ----------------|----------------->|  Depositor |----------------   Offered
                       |     |            |            |                   Certificates
                       |     |            --------------
--------------         |     |                |   /+\
|    Other   |<---------     |      Mortgage  |    |
|    Loan    |               |       Loans    |    | Certificates
|   Seller   |----------------               \+/   |
--------------                            -------------
                    Mortgage              |           |
                     Loans                |  Issuing  |
                                          |   Entity  |
                                          |           |
                                          -------------

The Loan Sellers and Originators

     The Loan Sellers are Goldman Sachs Mortgage Company, [__________] and [__________]. Goldman Sachs Mortgage Company is an affiliate of GSCMC, the Depositor and one of the Underwriters. The Originators are Goldman Sachs Commercial Mortgage Capital, L.P., [__________] and [__________].

     The information set forth in this prospectus supplement concerning the Loan Sellers, Originators and their underwriting standards has been provided by the Loan Sellers and Originators.

     Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

     Goldman Sachs Commercial Mortgage Capital, L.P. Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers and sponsors, Goldman, Sachs & Co., one of the underwriters, and GS Commercial Mortgage Securities Corporation II, the depositor. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996. Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC, Greenwich Capital Financial Products, Inc. and Commerzbank AG, New York Branch generally are mortgage loan sellers.

     Between the inception of its commercial mortgage securitization program in September 30, 2007, GSCMC originated approximately. 1,840 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately 53.8 billion, of which approximately 1,657 commercial mortgage loans with an aggregate original principal balance of approximately 39.3 billion, was included in 50 securitization transactions. In connection with originating commercial mortgage loans for securitization, GSCMC also originates subordinate or mezzanine debt which is typically syndicated. As of September 30, 2007, GSCMC originated approximately 17.3 billion of commercial mortgage loans for the GG program, of which approximately 8.4 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately 8.9 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      Fixed Rate Commercial Mortgage Loans

                                    Total GSCMC Fixed Rate Loans           Total GSCMC Fixed Rate Loans
                                             Originated                             Securitized
        Year                                (approximate)                          (approximate)
----------------------             ------------------------------          ----------------------------
         2006                              $5.3 billion                           $5.1 billion
         2005                              $5.6 billion                           $6.1 billion
         2004                              $3.4 billion                           $3.0 billion

                     Floating Rate Commercial Mortgage Loans

                                   Total GSCMC Floating Rate Loans        Total GSCMC Floating Rate Loans
                                             Originated                             Securitized
        Year                                (approximate)                          (approximate)
----------------------             -------------------------------        -------------------------------
         2006                              $2.1 billion                           $0.6 billion
         2005                              $1.5 billion                           $0.6 billion

         2004                              $1.5 billion                           $0.0 billion

     Underwriting Standards

     Overview. GSCMC's and GSMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC and GSMC. Therefore, this general description of GSCMC's and GSMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

     Process. The credit underwriting process for each GSCMC and GSMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio," "--Environmental Report," "--Physical Condition Report," "--Title Insurance Policy" and "--Property Insurance" in this prospectus supplement).

     A member of the GSCMC or GSMC team, as applicable, or their affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

     The GSCMC or GSMC deal team, as applicable, or their affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

     After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's and GSMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

     Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

     Debt Service Coverage and LTV Requirements. GSCMC's and GSMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

     The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this prospectus supplement and Annex C-1. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

     Amortization Requirements. While GSCMC's and GSMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C-1 reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. GSCMC and GSMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC and GSMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC and GSMC commercial mortgage loans.

     Servicing. Interim servicing for all GSCMC and GSMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC and GSMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC or GSMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

     [OTHER LOAN SELLER DISCLOSURE][______________]. [___________] is a loan seller and Originator. See "--The Sponsors-- [_____________]" above.

     [___________]. [___________] is the[___________] of [___________]
("[___________]"). [___________] is a [___________][___________] which conducts extensive banking business in the United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. The principal offices of [___________] are located at [___________]. Its telephone number is [___________].

     Third Party Reports

     General. In addition to the guidelines described above, each of the Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from [___________] to the present by the Originators.

     Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

     Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

     Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

     Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

     Title Insurance Policy. The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

     Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

The Issuing Entity

     The issuing entity with respect to the Offered Certificates will be the GS Mortgage Securities Trust [_____] (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan;

such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "The Pooling and Servicing Agreement--Amendment." The Trust administers the Mortgage Loans through the Trustee, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee," "--The Master Servicer" and "--The Special Servicer" and "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans."

     The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Master Servicer and the Special Servicer.

     The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Loan Sellers, as described in this prospectus supplement under "Description of the Mortgage Pool--Sale of Mortgage Loans; Mortgage File Delivery" and "--Cures and Repurchases."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

     See "Risk Factors--The Loan Sellers Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The Mortgage Loans."

The Trustee

     [_____]. (the "Trustee" or "[_____]") will act as trustee on behalf of the Certificateholders under the Pooling and Servicing Agreement. The Trustee is a [insert entity type and jurisdiction of organization] [and a wholly-owned subsidiary of _____]. The Trustee's principal corporate trust offices are located at [_____] and its office for certificate transfer services is located at [_____].

     The Trustee has provided corporate trust services since [_____]. As of [_____], 20[__], the Trustee was acting as trustee with respect to over [_____] series of securities with an aggregate outstanding principal balance of approximately $[_____]. This portfolio includes [_____]. As of [_____], 20[__], the Trustee was acting as trustee on more than [_____] series of commercial mortgage-backed securities with an aggregate principal balance of approximately $[_____]. In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

     There have been no material changes to the Trustee's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

     [The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the "Custodian"). In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. The Custodian has been engaged in the mortgage document custody business for more than [_____] years. The Custodian maintains its commercial document custody facilities in [_____]. As of [_____], 20[__], [_____] was acting as custodian of more than [_____] commercial mortgage loan files.]

     Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, the filing of annual reports on Form 10-K and other reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of [_____] years and in connection with commercial mortgage-backed securities since [_____]. It has acted as securities administrator with respect to more than [_____] series of commercial mortgage-backed securities, and, as of [_____], 20[__], was acting as securities administrator with respect to more than $[_____] of outstanding commercial mortgage-backed securities.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer. If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee and, if such Trustee is not rated at least "AA-" by each Rating Agency (or such other rating as the Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement. Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated on a 30/360 basis and prorated for any partial periods. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

     The Trustee (except for the information under the first paragraph of "--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     In addition, pursuant to the Pooling and Servicing Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Master Servicer; Master Servicer Servicing Compensation and Payment of Expenses

     The Initial Master Servicer. [_____] (the "Master Servicer") will be the master servicer under the Pooling and Servicing Agreement. [_____] is a [insert entity type and jurisdiction of organization] [and is a wholly-owned subsidiary of _____]. [_____]'s principal servicing offices are located at [_____] and its telephone number is [_____].

     [_____] has been servicing commercial and multifamily mortgage loans in excess of [_____] years. As of [_____], 20[__], [_____] was responsible for servicing approximately [_____] commercial and multifamily mortgage loans, totaling approximately $[_____] in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. As of [_____], 20[__], are approximately [_____] commercial and multifamily mortgage loans with an unpaid principal balance of approximately $[_____] related to commercial mortgage-backed securities. The portfolio includes retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     [_____] is rated by Fitch and S&P as a primary servicer and master servicer.

     There are no legal proceedings pending against [_____], or to which any property of [_____] is subject, that are material to the Certificateholders, nor does [_____] have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in this prospectus supplement concerning [_____] has been provided by it.

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor REO Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan.

     With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than that accrued on Specially Serviced Mortgage Loans), but only on the related Mortgage Loan to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the Mortgage Loans and the Servicing Fee Rate will be calculated on a 30/360 basis and will be prorated for partial periods.

     Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

[Primary Servicer]

     Except with respect to certain Mortgage Loans sold to the Depositor by [_______________________________], the master servicers will be responsible for the primary servicing of all of the Mortgage Loans. [_____], a [specify entity type and jurisdiction], will act as primary servicer with respect to the Mortgage Loans sold to the Depositor by [_____________________________].

     [Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

     The information set forth in this prospectus supplement concerning the primary servicer has been provided by them.

[Affiliated Sub-Servicers

     Each of the following entities will be or is expected to be a sub-servicer of Mortgage Loans and is affiliated with us, one of the sponsors or one of the
Underwriters:

                              Number of           % of Initial
        Sub-Servicer        Mortgage Loans        Pool Balance         Affiliate
        ------------        --------------        ------------         ---------



     [Add disclosure required by Item 1108 of Regulation AB.]]

[Significant Sub-Servicers

     Each of the following entities will be or is expected to be a sub-servicer of Mortgage Loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters:

                              Number of           % of Initial
        Sub-Servicer        Mortgage Loans        Pool Balance         Affiliate
        ------------        --------------        ------------         ---------






     [Add disclosure required by Item 1108 of Regulation AB.]]

The Special Servicer; Special Servicer Servicing Compensation and Payment of Expenses

     [_____] is a[_____] [and a wholly-owned subsidiary of _____]. [_____] will initially be appointed as special servicer of the Mortgage Loans under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"). The principal executive offices of [_____] are located at [_____] and its telephone number is [_____].

     [_____] acted as special servicer with respect to [_____] domestic CMBS pools containing [_____] loans as of [_____], 20[__], with a then current face value in excess of $[_____] Additionally, [_____] has resolved over $[_____] of U.S. commercial and multifamily loans over the past [_____] years.

     As of [_____], 20[__], [_____] and its affiliates specially serviced a portfolio which included approximately [_____]1,906 assets with a then current face value in excess of $[_____], all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

     No securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as special servicer has experienced an event of default as a result of any action or inaction performed by [_____] as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by [_____] with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as special servicer.

     The information set forth herein regarding the Special Servicer has been provided by it.

     The Pooling and Servicing Agreement provides that the Controlling Class Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to each Whole Loan under "The Pooling and Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to [_____]% per annum, subject to a minimum of $[_____] per loan per month (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans on a 30/360 basis and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the Trust Fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of [_____]% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

     The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of [ ]% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Loan Seller for a Material Document Defect or Material Breach, as applicable, within [_____] days of the discovery or receipt of notice by the Loan Seller of Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation,
(ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than [_____] days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), or if applicable under the related Intercreditor Agreement, the holder of the related Companion Loan or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

     The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees
(2) late payment charges and default interest paid by the borrowers accrued on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage Loans.

     Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Affiliations and Certain Relationships

     [The depositor is an affiliate of Goldman Sachs Mortgage Company, a mortgage loan seller[, originator] and sponsor, Goldman Sachs Commercial Mortgage, L.P., an Originator and Goldman Sachs & Co., one of the underwriters. [Disclose any other affiliate arrangements including those between sponsors, depositor, issuing entity, servicers, special servicer, any other servicer contemplated by Item 1108(a)(3) of Regulation AB, trustee, specify significant obligor contemplated by Item 1112 of Regulation AB, or any other material parties related to deal.] [If applicable, provide the information required by
Item 1119(b) of Regulation AB with respect to business relationships, etc., outside the ordinary course of business or not on arm's length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.] [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [_____] classes (each, a "Class"), to be designated as the [Class A-1] Certificates, the [Class A-2] Certificates, the [Class A-3] Certificates, the [Class A-AB] Certificates, the [Class A-4] Certificates and the [Class A-1A] Certificates (collectively, the "[Class A] Certificates"), the [Class X-P] Certificates and the [Class X-C] Certificates (together, the "[Class X] Certificates"), the [Class A-M] Certificates, the [Class A-J] Certificates, the [Class B] Certificates, the [Class C] Certificates, the [Class D] Certificates, the [Class E] Certificates, the [Class F] Certificates, the [Class G] Certificates, the [Class H] Certificates, the [Class J] Certificates, the [Class K] Certificates, the [Class L] Certificates, the [Class M] Certificates, the [Class N] Certificates, the [Class O] Certificates, the [Class P] Certificates, the [Class Q] Certificates, the [Class S] Certificates, the [Class R] Certificates and the [Class LR] Certificates (collectively, the "Certificates"). Only the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E] and [Class F] Certificates (collectively, the "Offered Certificates") are offered hereby. The [Class X], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q], [Class S], [Class R] and [Class LR] Certificates (the [Class R] Certificates together with the [Class LR] Certificates, the "Residual Certificates") are not offered hereby. The [Class X] Certificates collectively consist of the [Class X-P] Certificates and the [Class X-C] Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date,
(ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, or, in the case of a Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the Non-Serviced Loan under the [_____] Pooling and Servicing Agreement; (iii) all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans,
(vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties [and (vii) with respect to the Class [_____] Certificates, the Swap Contract, the Class [_____] Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account]. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the [Class X] Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

                                                          Initial Certificate
                                                          Principal Amount or
                        Class                               Notional Amount
--------------------------------------------------------  -------------------
[Class A-1].............................................     $   [_____]
[Class A-2].............................................     $   [_____]
[Class A-3].............................................     $   [_____]
[Class A-AB]............................................     $   [_____]
[Class A-4].............................................     $   [_____]
[Class A-1A]............................................     $   [_____]
[Class A-M].............................................     $   [_____]
[Class A-J].............................................     $   [_____]
[Class B]...............................................     $   [_____]
[Class C]...............................................     $   [_____]
[Class D]...............................................     $   [_____]
[Class E]...............................................     $   [_____]
[Class F]...............................................     $   [_____]
[Class X-P].............................................     $   [_____]
[Class X-C].............................................     $   [_____]
[Class G]...............................................     $   [_____]
[Class H]...............................................     $   [_____]
[Class J]...............................................     $   [_____]
[Class K]...............................................     $   [_____]
[Class L]...............................................     $   [_____]
[Class M]...............................................     $   [_____]
[Class N]...............................................     $   [_____]
[Class O................................................     $   [_____]
[Class P]...............................................     $   [_____]
[Class Q]...............................................     $   [_____]
[Class S]...............................................     $   [_____]

     The "Certificate Principal Amount" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Distributions--Realized Losses" below.

     The [Class X] Certificates will not have a Certificate Principal Amount. The [Class X] Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the [Class X] Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the [Class X] Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.

Distributions

     Method, Timing and Amount. Distributions on the Certificates are required to be made on the [_____]th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in [_____] 20[__]; provided that the distribution date will be at least [_____] business days after the related determination date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account, the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the [_____] Pooling and Servicing Agreement and/or Intercreditor Agreement), exclusive of (without duplication):

          (1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

          (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

          (5) all yield maintenance charges and prepayment premiums;

          (6) all amounts deposited in the Collection Account in error; and

          (7) any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

     (z) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in [_____ 20[__], beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

     "Determination Date" with respect to any Distribution Date is the [_____] day of the calendar month of the related distribution date or, if the [_____] day is not business day, the next business day.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the [Class X] Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the [Class X] Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Initial Pass-Through Rates are as follows:

     The Pass-Through Rate on the [Class A-1] Certificates is a per annum rate equal to [_____]%.

     The Pass-Through Rate on the [Class A-2] Certificates is a per annum rate equal to [_____], subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class A-3] Certificates is a per annum rate equal to the WAC Rate minus [_____]%.

     The Pass-Through Rate on the [Class A-AB] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class A-4] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class A-1A] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class A-M] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class A-J] Certificates is a per annum rate equal to the WAC Rate minus [_____]%.

     The Pass-Through Rate on the [Class B] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class C] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class D] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class E] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class F] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class G] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class H] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class J] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class K] Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class L] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class M] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class N] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class O] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class P] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class Q] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class S] Certificates is a per annum rate equal to [_____]%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the [Class X] Certificates in the aggregate is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q], [Class S], [Class X-P] and [Class X-C] Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates, the Mortgage Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Mortgage Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and
(ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

         The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

          (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution
     Date);

          (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan (the amounts in clauses (i) and (ii), the "Scheduled Principal Distribution Amount");

          (iii) Unscheduled Payments for that Distribution Date on deposit in the Collection Account; and

          (iv) the Principal Shortfall, if any, for such Distribution Date, less

(b) the sum, without duplication, of the amount of any reimbursements of:

          (1) Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

          (2) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, that, if any of the amounts that were previously allocated as a Realized Loss to reduce the Certificate Principal Amount of any Class of Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     So long as the [Class A-4] Certificates and the [Class A-1A] Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Principal Amount of the [Class A-4] Certificates or the [Class A-1A] Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (x) the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for that Distribution Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs) and (y) after reduction of the [Class A-1A] Certificates to zero, the Loan Group 2 Principal Distribution Amount (or portion thereof remaining after [Class A-1A] has been reduced to zero and assuming the distribution of the Group 2 Principal Distribution Amount prior to the distribution of the Group 1 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (x) the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 2 for that Distribution Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs) and (y) after the reduction of the [Class A-4] certificates to zero, the Loan Group 1 Principal Distribution Amount (or portion thereof remaining after [Class A-4] has been reduced to zero and assuming the distribution of the Group 1 Principal Distribution Amount prior to the distribution of the Group 2 Principal Distribution Amount).

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], and [Class A-4] Certificates on the preceding Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the [Class A-1A] Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the [Class A-1A] Certificates on the preceding Distribution Date.

     The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

     The "[Class A-AB] Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex C-2 to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield, Prepayment and Maturity Considerations--Weighted Average Life of the Offered Certificates" in this prospectus supplement. Based on such assumptions, the Certificate Principal Amount of the [Class A-AB] Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Principal Amount of the [Class A-AB] Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Principal

Amounts of the [Class A-1], [Class A-2] and [Class A-3] Certificates have been reduced to zero, the entire Principal Distribution Amount remaining on any Distribution Date, will be distributed to the [Class A-AB] Certificates until the Certificate Principal Amount of the [Class A-AB] Certificates is reduced to zero.

     The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of a Non-Serviced Loan under the [_____] Pooling and Servicing Agreement.

     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

          First, in respect of interest, concurrently (i) to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] Certificates, pro rata from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes, (ii) to the [Class A-1A] Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class, and (iii) to the [Class X-P] and [Class X-C] Certificates, pro rata, in each case based upon their respective entitlements to interest for that Distribution Date;

          Second, to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, in reduction of the Certificate Principal Amount thereof:

          (i) to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] Certificates in an amount equal to the Group 1 Principal Distribution Amount in the following priority:

          (A) to the [Class A-AB] Certificates, in an amount equal to the lesser of the Group 1 Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the [Class A-AB] Certificates to the [Class A-AB] Planned Principal Balance for such Distribution Date,

          (B) to the [Class A-1] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) above) for such Distribution Date, until the Certificate Principal Amount of the [Class A-1] Certificates is reduced to zero,

          (C) to the [Class A-2] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) and (B) above) for such Distribution Date, until the Certificate Principal Amount of the [Class A-2] Certificates is reduced to zero,

          (D) to the [Class A-3] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B) and (C) above) for such Distribution Date, until the Certificate Principal Amount of the [Class A-3] Certificates is reduced to zero,

          (E) to the [Class A-AB] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C) and (D) above) for such Distribution Date, until the Certificate Principal Amount of the [Class A-AB] Certificates is reduced to zero,

          (F) to the [Class A-4] Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C), (D) and (E) above) for such Distribution Date, to [Class A-4] until the Certificate Principal Amounts of the [Class A-4] Certificates is reduced to zero; and

          (ii) to the [Class A-1A] Certificates, in an amount equal to the Group 2 Principal Distribution Amount;

          Third, to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fourth, to the [Class A-M] Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

          Fifth, to the [Class A-M] Certificates in reduction of their Certificate Principal Amount, an amount equal to the Principal Distribution Amount for such Distribution date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Sixth, to the [Class A-M] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class, compounded monthly from the date the Realized Loss was allocated to such Class;

          Seventh, to the [Class A-J] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eighth, to the [Class A-J] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Ninth, to the [Class A-J] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Tenth, to the [Class B] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eleventh, to the [Class B] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twelfth, to the [Class B] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirteenth, to the [Class C] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fourteenth, to the [Class C] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifteenth, to the [Class C] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Sixteenth, to the [Class D] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Seventeenth, to the [Class D] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Eighteenth, to the [Class D] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Nineteenth, to the [Class E] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twentieth, to the [Class E] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-first, to the [Class E] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-second, to the [Class F] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-third, to the [Class F] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-fourth, to the [Class F] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-fifth, to the [Class G] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-sixth, to the [Class G] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-seventh, to the [Class G] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-eighth, to the [Class H] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-ninth, to the [Class H] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirtieth, to the [Class H] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-first, to the [Class J] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-second, to the [Class J] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-third, to the [Class J] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-fourth, to the [Class K] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-fifth, to the [Class K] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-sixth, to the [Class K] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-seventh, to the [Class L] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-eighth, to the [Class L] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-ninth, to the [Class L] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

     Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fortieth, to the [Class M] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-first, to the [Class M] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-second, to the [Class M] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-third, to the [Class N] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-fourth, to the [Class N] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-fifth, to the [Class N] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-sixth, to the [Class O] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-seventh, to the [Class O] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-eighth, to the [Class O] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Forty-ninth, to the [Class P] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fiftieth, to the [Class P] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifty-first, to the [Class P] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Fifty-second, to the [Class Q] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fifty-third, to the [Class Q] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifty-fourth, to the [Class Q] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Fifty-fifth, to the [Class S] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fifty-sixth, to the [Class S] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifty-seventh, to the [Class S] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Fifty-eighth, to the [Class R] Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the [Class LR] Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates) is reduced to zero (that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Classes of the [Class A-1], [Class A-2[, [Class A-3], [Class A-AB], [Class A-4], and [Class A-1A] Certificates.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     Prepayment Premiums. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to the following Classes of
Certificates: to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J] and [Class K] Certificates, as applicable, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class in respect of the applicable Loan Group on such Distribution Date, and whose denominator is the total amount distributed in respect of the applicable Loan Group as principal to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the [Class X-C] Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates and the [Class G], [Class H], [Class J] and [Class K] Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds
(ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and
(y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q], [Class S], [Class X-P] or Residual Certificates. Instead, after the Certificate Principal Amount of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J] and [Class K] Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the [Class X-C] Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C-1 to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the prospectus.

     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

     Distributions of Excess Liquidation Proceeds. Except to the extent Realized Losses have been allocated to Classes of Certificates that include the Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation Proceeds" are the excess of:

     o proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over

     o the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     Realized Losses. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances). Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the [Class S] Certificates; second, to the [Class Q] Certificates; third, to the [Class P] Certificates; fourth, to the [Class O] Certificates; fifth, to the [Class N] Certificates; sixth, to the [Class M] Certificates; seventh, to the [Class L] Certificates; eighth, to the [Class K] Certificates; ninth, to the [Class J] Certificates; tenth, to the [Class H] Certificates; eleventh, to the [Class G] Certificates; twelfth, to the [Class F] Certificates; thirteenth, to the [Class E] Certificates; fourteenth, to the [Class D] Certificates; fifteenth, to the [Class C] Certificates; sixteenth, to the [Class B] Certificates; seventeenth, to the [Class A-J] Certificates; eighteenth, to the [Class A-M] Certificates and, finally, pro rata, to the (i) [Class A-1], (ii) [Class A-2], (iii) [Class A-3], (iv) [Class A-AB], (v) [Class A-4] and (vi) [Class A-1A] Certificates, based on their respective Certificate Principal Amounts, regardless of Loan Group. The Notional Amount of the [Class X] Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Nonrecoverable Advances to the Master Servicer, Special Servicer or Trustee (or a servicer under the [_____] Pooling and Servicing Agreement) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Regular Certificates (other than the [Class X] Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

     Prepayment Interest Shortfalls. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Excess Prepayment Interest Shortfall") will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the [Class R] and [Class LR] Certificates), in accordance with their respective Interest Accrual Amounts for that Distribution Date.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of [_____]% per annum for the related Distribution Date with respect to each and every Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection

Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No compensating interest payments will be made by the Master Servicer for any Non-Serviced Loans and no Master Servicer under the [_____] Pooling and Servicing Agreement will be required to make Compensating Interest Payments on any Non-Serviced Loan.

Subordination

     As a means of providing a certain amount of protection to the holders of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A] and [Class X] Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A] and [Class X] Certificates. The [Class A-M] Certificates will likewise be protected by the subordination of the [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates. The [Class A-J] Certificates will likewise be protected by the subordination of the [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates. The [Class B[ Certificates will likewise be protected by the subordination of the [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates. The [Class C] Certificates will likewise be protected by the subordination of the [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates. The [Class D] Certificates will likewise be protected by the subordination of the [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates. The [Class E] Certificates will likewise be protected by the subordination of [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates. The [Class F] Certificates will likewise be protected by the subordination of the [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates.

     On and after the Cross Over Date has occurred, allocation of principal will be made to the (a) [Class A-1], (b) [Class A-2], (c) [Class A-3], (d) [Class A-AB], (e) [Class A-4] and (f) [Class A-1A] Certificates, pro rata until their Certificate Principal Amounts have been reduced to zero without regard to the planned principal balance of the [Class A-AB] Certificates. Prior to the Cross-Over Date, allocation of principal will be made as described under "--Distributions" above. Allocation to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amounts of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, the percentage interest in the trust fund evidenced by the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Sequential Pay Certificates other than the [Class A] Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates by the Sequential Pay Certificates other than the [Class A] Certificates.

     Additionally, on and after the Cross Over Date, losses will be applied to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, pro rata.

     This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the [Class S] Certificates; second, to the [Class Q] Certificates; third, to the [Class P] Certificates; fourth, to the [Class O] Certificates; fifth, to the [Class N] Certificates; sixth, to the [Class M] Certificates; seventh, to the [Class L] Certificates; eighth, to the [Class K] Certificates; ninth, to the [Class J] Certificates; tenth, to the [Class H] Certificates; eleventh, to the [Class G] Certificates; twelfth, to the [Class F] Certificates; thirteenth, to the [Class E] Certificates; fourteenth, to the [Class D] Certificates; fifteenth, to the [Class C] Certificates; sixteenth, to the [Class B] Certificates; seventeenth, to the [Class A-J] Certificates; eighteenth, to the [Class A-M] Certificates and, finally, to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, pro rata, based on their respective Certificate Principal Amounts without regard to the [Class A-AB] Planned Principal Balance and regardless of Loan Groups. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

Appraisal Reductions

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     o the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

     o that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

     o that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, 30 days delinquent,

     o    that date on which the related Mortgaged Property became an REO
          Property,

     o the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

     o the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

     o the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 60 days of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

     On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole
Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable). The Master Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal Reduction amount.

     With respect to each Serviced Whole Loan with a Subordinate Companion Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion Loans, if applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the [Class S] Certificates, then to the [Class Q] Certificates, then to the [Class P] Certificates, then to the [Class O] Certificates, then to the [Class N] Certificates, then to the [Class M] Certificates, then to the [Class L] Certificates, then to the [Class K] Certificates, then to the [Class J] Certificates, then to the [Class H] Certificates, then to the [Class G] Certificates, then to the [Class F] Certificates, then to the [Class E] Certificates, then to the [Class D] Certificates, then to the [Class C] Certificates, then to the [Class B] Certificates, then to the [Class A-J] Certificates and then to the [Class A-M] Certificates. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     With respect to each Mortgage Loan or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

     Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Delivery, Form and Denomination

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a "Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its

Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates ("Certificate Owners"). Except as otherwise provided under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

Definitive Certificates

     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

          [DESCRIPTION OF THE [INTEREST RATE] [CURRENCY] SWAP CONTRACT]
                 [DESCRIPTION OF GUARANTEED INVESTMENT CONTRACT]
                   [DESCRIPTION OF INTEREST RATE CAP OR FLOOR]

[General]

     [On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class [___] Regular Interest together with a swap contract (the "Swap Contract") with [_____], a [__________] (the "Swap Counterparty"). The Class [___] Certificates will represent all of the beneficial interest in the Class [___] Regular Interest, the Swap Contract and all amounts on deposit in the Floating Rate Account (as defined below). The Swap Contract will have an expiration date of the Distribution Date in [__________]. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the Class [___] Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

     The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class [___] Certificates (the "Floating Rate Account"). Promptly upon receipt of any payment of interest on the Class [___] Regular Interest or a payment or other receipt in respect of the Swap Contract, the paying agent will deposit the same into the Floating Rate Account.

     The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class [___] Available Funds for any Distribution Date to the holders of the Class [_____] Certificates; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class [___] Certificates (net of any costs and expenses related to the Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap Contract), to the holders of the related Class

[___] Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the Swap Contract with respect to the Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class [___] Certificates or each Rating Agency then rating the Class [___] Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class [___] Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount to the holders of the Class [___] Certificates, the resulting interest shortfall will be borne by the holders of such Class [___] Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class [___] Certificates in the event that the Swap Counterparty fails to make a required payment.]

[The Swap Contract]

     [The Swap Contract will provide that, subject to any adjustments for Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in [_____], the paying agent will pay an amount (the "Fixed Interest Distribution") to the Swap Counterparty equal to __% per annum multiplied by a notional amount equal to the outstanding principal balance of the Class [___] Regular Interest (the "Notional Amount") calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the Notional Amount multiplied by the Pass-Through Rate of the Class [___] Certificates to the paying agent for the benefit of the holders of the Class [___] Certificates. The Pass-Through Rate for the Class [___] Certificates is [one-month LIBOR] (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR]) plus [__]% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the Trust with respect to the Swap Contract on the Closing Date.

     If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class [___] Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class [___] Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the Class [___] Certificates or the written confirmation of each Rating Agency then rating such Class [___] Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class [___] Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be required to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class [___] Certificates. Following the termination of the Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under the Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable Certificate Interest Amount with respect to the Class [___] Certificates will be equal to the Distributable Certificate Interest Amount for the Class [___] Regular Interest, and the Class [___] Certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class [___] Regular Interest. Any conversion of the Class [___] Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class [___] Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class [___] Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class [___] Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class [___] Certificates.

     "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by such Swap Contract.

     The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution in respect of the Class [___] Regular Interest unless and until the related interest payment on such Class [___] Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class [___] Certificates.

     In addition, if the funds allocated to the payment of the Fixed Interest Distribution of the Class [___] Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class [___] Interest Distribution Amount to the Class [___] Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on Class [___] Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the Class [___] Regular Interest, reduction in the interest available to be distributed to the Class [___] Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below [__]% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class [___] Certificates.

     In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate such Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class [___] Certificates or Class [___] Regular Interest waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.]

[Significance Percentage]

     [The "significance percentage" with respect to the Swap Contract is [less than 10%][at least 10% but less than 20%] [20% or more]. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance]. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsors'] internal risk management process in respect of similar interest rate swap agreements.]

[Termination Payments]

     [The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Contract, to the trust if an Event of Default or an Early Termination Date (each as defined in each Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Contract). No other termination amounts will be payable by either party under the Swap Contract.

     The Swap Contract will be filed with the SEC together with the Current Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.]

[The Swap Counterparty]

     [The [interest rate] [currency] swap agreement will be provided by [__________], a Delaware corporation formed in [____]. [__________] is an affiliate of the depositor and [__________], one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of [__________]. The principal executive offices of [__________] are located at [__________], telephone number [----------].

     [__________]. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of [__________] under its derivative instruments are 100% guaranteed by [__________]. As of [__________],[__________]
has a long-term debt rating of "[____]" by Moody's Investors Service, Inc. ("Moody's"), "[____]" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and "[__]" by Fitch, Inc. ("Fitch") and a short-term debt rating of "[__]" by Moody's, "[____]" by S&P and "[____]" by Fitch. [Include the following if financial statements of [__________] are required by Item 1115 of Regulation AB.] [The consolidated financial statements of [__________] included in, or as exhibits to, the following documents filed by [__________] with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

     o    Annual Report on Form 10-K for the year ended [__________];

     o    Quarterly Report on Form 10-Q for the period ended [__________];

     o    Quarterly Report on Form 10-Q for the period ended [__________];

     o    Current Report on Form 8-K filed on [__________];

     o    Current Report on Form 8-K filed on [__________];

     o    Quarterly Report on Form 10-Q for the period ended [__________];

     o    Current Report on Form 8-K filed on [__________]; and

     o    Current Report on Form 8-K filed on [__________];

     In addition, all financial statements of [__________] included in, or as exhibits to, documents filed by [__________] pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the offering of the certificates and prior to the termination of an offering of the certificates shall be deemed incorporated by reference into the prospectus supplement.

     The consolidated balance sheets of [__________] and subsidiaries as of December 31, 2004 and 2005 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2005, are incorporated by reference in the prospectus are so incorporated in reliance on the report of [__________], independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The Swap Counterparty is [name of counterparty], a [insert entity type and jurisdiction of organization]. The Swap Counterparty is an [indirect], wholly-owned subsidiary of [___]. The short-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies] and the long-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies]. [Describe any guarantor, if ratings based on guarantor.] The Swap Counterparty is engaged in the business of [acting as counterparty in derivatives transactions.] [Provide financial information regarding counterparty required by Item 1115(b)(2), if applicable.]

     The information contained in this section relates to and has been obtained from the Swap Counterparty.]

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default and, with respect to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates, on the Mortgage Loans in the related Loan Group. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases", purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or the exercise of purchase options by the holder of a Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the Mortgage Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the [Class X], [Class R] and [Class LR] Certificates) in reverse distribution priority and as more particularly described in "Description of the Offered Certificates--Subordination" in this prospectus supplement.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C-1 hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     In addition, because the amount of principal that will be distributed to the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4] and [Class A-1A] Certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the [Class A-1A] Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2.

     The yield on each of the [Class A-2], [Class A-AB], [Class A-4], [Class A-1A] and [Class A-M] Certificates could (and in the case of each of the [Class A-3], [Class A-J], [Class B], [Class C], [Class D], [Class E] and [Class F] Certificates will) be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since each of the [Class A-2], [Class A-AB], [Class A-4], [Class A-1A] and [Class A-M] Certificates bear interest at a rate limited by (and each of the [Class A-3], [Class A-J], [Class B], [Class C], [Class D], [Class E] and [Class F] Certificates bear interest at a rate based on) the WAC Rate. The Pass-Through Rates on those Classes of Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be [_____] 20[__], the first Distribution Date after the 24th month following the longest amortization period, for any Mortgage Loan.

Weighted Average Life of the Offered Certificates

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annexes C-1 and C-2 to this prospectus supplement, and are based on the following additional assumptions ("Modeling Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates

(assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no Mortgage Loan is required to be purchased from the Trust Fund, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex C-1 to this prospectus supplement with respect to each Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered Certificates, (ix) distributions on the Certificates are made on the [_____]th day (each assumed to be a business day) of each month, commencing in [_____] 20[__], (x) the Certificates will be issued on [_____], 20[__], (xi) partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-10 in this prospectus supplement (including any applicable footnotes) and
(xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Trust Fund and any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification.

     The weighted average life of any [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E] or [Class F] Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment Priorities" in this prospectus supplement.

     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E] Certificates and/or [Class F] Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-1] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-2] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-3] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-AB] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-4] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-1A] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-M] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
               the [Class A-J] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
                the [Class B] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
                the [Class C] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
                the [Class D] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
                the [Class E] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

           Percentages of the Initial Certificate Principal Amount of
                the [Class F] Certificates at the Specified CPRs
             0% CPR during lockout, defeasance, yield maintenance --
                           otherwise at indicated CPR

                                                                     Prepayment Assumption (CPR)
                                                 -------------------------------------------------------------------
            Distribution Date                    0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____], 20[__]..............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (in years).............    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

Price/Yield Tables

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including [_____], 20[__] to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
    Date, Last Principal Payment Date for the [Class A-1] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-2] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-3] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-AB] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-4] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-1A] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-M] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
   Date, Last Principal Payment Date for the [Class A-J] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
    Date, Last Principal Payment Date for the [Class B] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
    Date, Last Principal Payment Date for the [Class C] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
    Date, Last Principal Payment Date for the [Class D] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
    Date, Last Principal Payment Date for the [Class E] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
Closing Date.................................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
[_____]-[_____]+.............................    [_____]%       [_____]%       [_____]%       [_____]%       [_____]%
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

 Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment
    Date, Last Principal Payment Date for the [Class F] Certificates at the
                                 Specified CPRs

                                                       0% CPR During Lockout, Defeasance, Yield Maintenance
                                                                   -- otherwise at indicated CPR
                                                       ----------------------------------------------------
          Assumed Price (32nds)                  0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
 ---------------------------------------         ------         -------        -------        -------       --------
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
[_____]-[_____]+.............................    [_____]       [_____]       [_____]       [_____]       [_____]
Weighted Average Life (yrs.).................    [_____]        [_____]        [_____]        [_____]        [_____]
First Principal Payment Date.................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]
Last Principal Payment Date..................  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]  [___], 20[__]

     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

Effect of Loan Groups

     Generally, prior to the Cross Over Date, the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Amount of the [Class A-1A] Certificates has been reduced to zero, and the [Class A-1A] Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Principal Amount of the [Class A-4] Certificates has been reduced to zero. Accordingly, holders of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB] and [Class A-4] Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2. Holders of the [Class A-1A] Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this "Yield, Prepayment and Maturity Considerations" section.

                       THE POOLING AND SERVICING AGREEMENT

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of [_____], 20[__] (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     The servicing of the Mortgage Loans (including the Serviced Whole Loans but not any Non-Serviced Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced Loan) and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

Servicing of the Whole Loans

     In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling and Servicing Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     In general, the Non-Serviced Loans and their related Companion Loans will be serviced and administered under the [_____] Pooling and Servicing Agreement. The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the [_____] Master Servicer and/or the [_____] Special Servicer under the [_____] Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loan. The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the related Non-Serviced Loans is dependent on its receipt of the same from the applicable party under the [_____] Pooling and Servicing Agreement. The [_____] Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the [_____] Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement. For more detailed information, please see "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

Assignment of the Mortgage Loans

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage Pools--Assignment of Mortgage Loans" in the prospectus.

Servicing of the Mortgage Loans

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding any Non-Serviced Loans) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Companion Loans are being serviced and administered in accordance with the [_____] Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan and the related Companion Loans will be effected in accordance with the [_____] Pooling and Servicing Agreement and the related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the [_____] Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but not any Non-Serviced Loan) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     1. with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

     2. with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

     o    with a view to--

     1. the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

     2. in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan in the trust as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the series [_____] Certificateholders and the holders of the related Companion Loans (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

     1. any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate thereof may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the Pooling and Servicing Agreement,

     2. the ownership of any series [_____] Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate thereof,

     3. the obligation, if any, of the Master Servicer or the Special Servicer to make Advances,

     4. the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate thereof (the "Servicing Standard").

     The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan (other than the Non-Serviced Loans)--

     o    which is not a Specially Serviced Mortgage Loan, or

     o    that is a Corrected Mortgage Loan.

     A "Specially Serviced Mortgage Loan" means any Mortgage Loan (other than Non-Serviced Loans but including the Serviced Whole Loans and REO Mortgage Loans) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a "Servicing Transfer Event") has occurred:

     (a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

     o except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

     o solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

     (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

     (c) there has occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

     (e) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

     (f) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

     (h) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan); provided that any determination that a loan is a Specially Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

     It shall be considered an "Acceptable Insurance Default" if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment, that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

     A Mortgage Loan (including the Serviced Whole Loans) will become a "Corrected Mortgage Loan" when:

     o with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

     o    with respect to the circumstances described in clauses (b), (d), (e),
          (f) and (h) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

     o with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

     o with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

     Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

     The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loans) to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Mortgage Loan. The Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan) to the Master Servicer when it becomes a Corrected Mortgage Loan.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans) and act as disposition manager of REO Properties.

     The [_____] Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above. Upon the occurrence of a servicing transfer event under the [_____] Pooling and Servicing Agreement, servicing of the both the related Non-Serviced Loan and its Pari Passu Companion Loan will be transferred to the related special servicer under the [_____] Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses

     The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the main fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the Mortgage Loans. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

                      Fee                                     Fee Rate or Range
---------------------------------------------                      --------
Trustee Fee..................................                      [_____]
Master Servicing Fee.........................                      [_____]
Special Servicing Fee........................                      [_____]
Liquidation Fee..............................                      [_____]
Workout Fee..................................                      [_____]
Expenses.....................................                      [_____]

     In addition, the Trustee, the Master Servicer, the Special Servicer and the Depositor will be entitled to be indemnified by the Trust Fund as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive. See "Transaction Parties--The Master Servicer, Master Servicer Servicing Compensation and Payment of Expenses" and "--The Special Servicer, Special Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Advances

     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan (excluding each Companion Loan but including each Non-Serviced
Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced Whole Loan but not a Non-Serviced Loan) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

     The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Trust Fund and paid from the Collection Account.

     The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make.

     The Special Servicer may request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement, in lieu of the Special Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer's receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master Servicer to make, regardless of whether or not the Master Servicer actually makes that advance. The Special Servicer may elect to make certain Property Advances on an emergency basis.

     If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within [_____] days after the Property Advance is required to be made by it, then the Trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the Property Advance.

     The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

     None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the Master Servicer or the Special Servicer (and in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee. Although the Special Servicer may determine whether an advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable. In the absence of a determination by the Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable. In addition, the [_____] Master Servicer under the [_____] Pooling and Servicing Agreement will be entitled to seek recovery from the Trust of the pro rata share of any non-recoverable servicing advance made with respect to the related Non-Serviced Loan.

     Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or
(ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to any Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

     Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master

Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). The Master Servicer, the Special Servicer, or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

     Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. To the extent a Non-Recoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as the Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Non-Recoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans as described above, such reimbursement will be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of any other Non-Recoverable Advances that are related to such other Loan Group).

     Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion thereof with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance (together with interest on that Non-Recoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer's, the Special Servicer's or the Trustee's decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein. The trust will only be entitled to amounts on deposit in the Companion Collection Account to the extent these funds are not otherwise payable to a Companion Loan holder.

     The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account" and, collectively, the "Distribution Account"). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the [Class R] Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     The Trustee will also be required to establish and maintain an account (the "Interest Reserve Account"), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will also be required to establish and maintain an account (the "Gain-On-Sale Reserve Account") which may be a sub-account of the Distribution Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates. Each of the Collection Account, the Companion Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

     Amounts on deposit in the Collection Account, the Companion Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and the Companion Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

Withdrawals from the Collection Account

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted: (i) to remit on or before each Master Servicer Remittance Date (A) to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation Proceeds received in the related Collection Period, if any, and (C) to the Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's or the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on the Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement, (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the [_____] Pooling and Servicing Agreement pursuant to the related intercreditor agreement.

Enforcement of "Due-On-Sale" and "Due-On-Encumbrance" Clauses

     Due-on-Sale. Subject to the discussion under "--The Controlling Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make a recommendation to the Special Servicer, which in all cases will be entitled (subject to the discussion under "--The Controlling Class Representative" below) to approve or disapprove the transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

     o the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series [_____] certificates or any certificate issued pursuant to a securitization of any Companion Loan, or

     o such Mortgage Loan (A) represents less than [_____]% of the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $[_____] or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance.

     Due-on-Encumbrance. Subject to the discussion under "--The Controlling Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. The Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

     o the Master Servicer or Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

     o such Mortgage Loan (A) represents less than [_____]% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $[_____] million or less, (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than [_____]%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than [_____]x, or

     o the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Master Servicer determines will not have a material adverse impact on the value, use or operation of the Mortgaged Property or the ability of the borrower to perform its obligations under the Mortgage Loan.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

Inspections

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced
Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $[_____] or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $[_____], in each case commencing in 20[__]; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

Evidence as to Compliance

     Each of the master servicer, the special servicer and the are required, under the pooling and servicing agreement (and each additional servicer will be required under its subservicing agreement) to deliver annually to the trustee, the and the depositor on or before the date specified in the Pooling and Servicing Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

     In addition, the master servicer, the special servicer (regardless of whether a special servicer has commenced special servicing of any mortgage loan) and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each servicing function participant (other than another such party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship on or prior to the closing date with respect to the mortgage loans and (b) cause, each servicing function participant (other than another such party (other than itself) to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship after the closing date with respect to the mortgage loans, to furnish, each at its own expense), annually, to the trustee and the depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

     o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing

Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations or duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account. The Special Servicer will, for the benefit of the Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a) the enforcement of the obligations of each mortgagor under the related Mortgage Loan or Serviced Whole Loan documents and (b) any action brought by a mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling and Servicing Agreement, including, without limitation, the Servicing Standard. Notwithstanding the foregoing, nothing will affect the right of the Master Servicer

(i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party (it being understood that the Special Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a mortgagor under the related mortgage loan documents or the obligations of a Loan Seller under a Mortgage Loan Purchase Agreement, the Master Servicer or the Special Servicer, as applicable, will not, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the Pooling and Servicing Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim), provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that each of the [_____] Master Servicer, [_____] Special Servicer, [_____] Depositor, [_____] Trustee and the [_____] Fiscal Agent under the [_____] Pooling and Servicing Agreement, and any of their respective directors, officers, employees or agents (each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Whole Loan under the [_____] Pooling and Servicing Agreement or the Pooling and Servicing Agreement (but excluding any such losses allocable to the [_____] Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the [_____] Pooling and Servicing Agreement.

Events of Default

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account or remit to the holder of the Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (3 days in the case of the Master Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or the holder of a Companion Loan if affected thereby, as applicable; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee has received a written notice from [_____] (which the Trustee is required to promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the Special Servicer, as applicable, shall have [_____] days to resolve such matters to the satisfaction of [_____] (or such longer time period as may be agreed to in writing by [_____]) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates;

          (g) the Master Servicer or the Special Servicer is removed from [_____] select servicer list as a U.S. commercial mortgage master servicer or a U.S. commercial mortgage special servicer, as applicable, and any of the ratings assigned by [_____] to the series [_____] certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal and the Master Servicer or Special Servicer is not reinstated to such status on such select servicer list within 30 days; and

          (h) the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Loan Seller), shall fail to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of 1934, as amended.

Rights Upon Event of Default

     If an Event of Default with respect to the Master Servicer or the Special Servicer occurs, then the Trustee may and, at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling and Servicing Agreement and in and to the Trust Fund (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

     On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the Certificates in the same manner as Realized Losses.

     Notwithstanding the foregoing, if an Event of Default on the part of the Master Servicer affects only a Companion Loan, the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan but will not be entitled to terminate the Master Servicer.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under "--Events of Default" above, the Master Servicer will have the right for a period of [_____] days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment [_____] and [_____] have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

Amendment

     The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the Serviced Companion Loans:

          (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced Companion Loans;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

          (c) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; provided, that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans; provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller or change the rights or obligations of a holder of a Companion Loan under the applicable intercreditor agreements without the consent of any affected holder of a Companion Loan.

     The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 ?% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of the related holder,
(2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced Companion Loans without the consent of the holders of all Certificates of that Class then outstanding or the holders of the Serviced Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

     Notwithstanding the foregoing, no party to the Pooling and Servicing Agreement will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

     The "Voting Rights" assigned to each Class shall be (a) [_____]% in the case of the [Class R] and [Class LR] Certificates; (b) [_____]% in the case of the [Class X] Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates, a percentage equal to the product of (i) [_____]% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. For purposes of determining Voting Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

Realization Upon Mortgage Loans

     Specially Serviced Mortgage Loans; Appraisals. Within [_____] days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole Loans but not including Non-Serviced Loans) with an outstanding principal balance equal to or in excess of $[_____], to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii) with respect to any Mortgage Loan with an outstanding principal balance less than $[_____], to perform an internal valuation of the Mortgaged Property. However, the Special Servicer will not be required to obtain an Updated Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related Companion Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses) incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

     Sale of Defaulted Mortgage Loans. The Pooling and Servicing Agreement grants to the majority Certificateholder of the Controlling Class and the Special Servicer an option to purchase from the Trust Fund any defaulted Mortgage Loans (including the Non-Serviced Loans) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

     The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The Special Servicer is required to recalculate the fair value of such defaulted Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the Trustee, in accordance with the Pooling and Servicing Agreement, will be entitled to rely on an appraisal of the Mortgaged Property. Subject to certain conditions specified in the Pooling and Servicing Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent payments, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

     Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option.

     Modifications, Waivers and Amendments. The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (other than a Non-Serviced Loan) (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related

Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi) accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or
(ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent consistent with the Servicing Standard 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

     Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within [_____] business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than a Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

The Controlling Class Representative

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the [_____] business day period, the Controlling Class Representative will be deemed to have approved such action):

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

     o any proposed sale of an REO Property for less than the Purchase Price (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property or an REO Property;

     o any release of collateral for a Mortgage Loan or any release of a Mortgagor or guarantor or acceptance of any assumption agreement (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

     o any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

     o any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

     o any acceptance of an assumption agreement releasing a mortgagor or a guarantor from liability under a Mortgage Loan; or

     o    any release of any performance or "earn-out" reserves.

     In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

     The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan, as the Controlling Class Representative may reasonably deem advisable; provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

     The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The "Controlling Class Representative" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Principal Amount at least equal to 25% of the initial Certificate Principal Amount of that Class. For purposes of determining identity of the Controlling Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the [Class P] Certificates.

     Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related Companion Loans as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     With respect to each Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the [_____] Pooling and Servicing Agreement are governed by the terms of the [_____] Pooling and Servicing Agreement and the related Intercreditor Agreement and described under "Description of the Mortgage Pool" and "The Pooling and Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

     o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     o    may act solely in the interests of the holders of the Controlling
          Class,

     o does not have any duties to the holders of any Class of certificates other than the Controlling Class,

     o may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, and

     o will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

Termination; Retirement of Certificates

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under "--Optional Termination; Optional Mortgage Loan Purchase" or (3) the purchase or other liquidation of all of the assets of the trust fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase." Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

     The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the [Class LR] Certificates, representing greater than a 50% Percentage Interest of the [Class LR] Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holders of Subordinate Companion Loans provided for in the related intercreditor agreement) and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than [_____] days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related REO Mortgage Loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the prospectus.

     The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the [Class X] Certificates, for the Mortgage Loans remaining in the Trust Fund at any time the aggregate Certificate Principal Amounts of the [Class A], [Class A-M], [Class A-J], [Class B], [Class C], [Class D], [Class E] and [Class F] Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

     In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each Certificateholder, each holder of a Companion Loan and other parties to the Pooling and Servicing Agreement, the following reports prepared by the Master Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

     (1) a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2) a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

     (3) a CMSA historical loan modification and corrected mortgage loan report;

     (4)  a CMSA historical liquidation report;

     (5)  a CMSA REO status report;

     (6)  a CMSA servicer watch list; and

     (7)  a CMSA loan level reserve and LOC report.

     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other similar party under the [_____] Pooling and Servicing Agreement other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

     Before each Distribution Date, the Master Servicer will deliver to the Trustee by electronic means:

     o    a CMSA comparative financial status report; and

     o    a CMSA loan periodic update file.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

     o Within [_____] days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended [_____], 20[__], a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

     o Within [_____] days after receipt by the Special Servicer or the Master Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

     Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a Companion Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk Factors--Book Entry Registration" in this prospectus supplement.

     Information Available Electronically. The Trustee will make available each month, to any interested person (including any holder of a Companion Loan), the Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at www.ctslink.com. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and CMSA loan periodic update file format, available each month to any interested person via the Trustee's internet website. The Trustee will also make available, as a convenience for interested persons (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, on a restricted basis, the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate and each holder of a Companion Loan or any person identified to the Trustee by a holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the Depositor and to any of the parties to the Pooling and Servicing Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the Trustee's internet website. The Rating Agencies and the parties to the Pooling and Servicing Agreement will not be required to provide that certification.

     In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

     o    the Pooling and Servicing Agreement and any amendments;

     o all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

     o all officers' certificates and accountants' reports delivered to the Trustee since the Closing Date;

     o the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

     o the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property; and

     o the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

     The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     The Trustee is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

     The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee's internet website. The Trustee will also make the periodic reports described in the prospectus under "Description of Certificates--Reports to Certificateholders" relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee's internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee's customer service desk at [_____]. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class X-P], [Class X-C], [Class B], [Class C], [Class D], [Class E], [Class F], [Class G], [Class H], [Class J], [Class K], [Class L], [Class M], [Class N], [Class O], [Class P], [Class Q] and [Class S] Certificates (the "Regular Certificates") as classes of regular interests and the [Class R] Certificates as the sole class of residual interests in the Upper-Tier REMIC.

     On the Closing Date, [Cadwalader, Wickersham & Taft LLP], special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with the provisions of the [_____] Pooling and Servicing Agreement and the continued qualification of each REMIC formed thereunder and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the "regular interests" in the Upper-Tier REMIC, (2) the [Class R] Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates will represent the sole classes of "residual interests" in each of the Lower-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the [Class E] and [Class F] Certificates will be issued with a de minimis amount of original issue discount ("OID") for federal income tax purposes, and that the other Classes of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered Certificates--Distributions--Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . .. residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans representing approximately [__]% of the Initial Pool Balance by allocated loan amount are secured by multifamily and manufactured housing community properties. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                       STATE TAX AND LOCAL CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor issued substantially identical individual exemptions to each of [the Underwriters] (collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by [_____] and [_____], provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the

Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("Fitch") or Moody's Investors Service, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, or Fitch or Moody's Investors Service, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The [Class A-1], [Class A-2], [Class A-3], [Class A-AB], [Class A-4], [Class A-1A], [Class A-M], [Class A-J], [Class B], [Class C] and [Class D] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally recognized statistical rating organization. The [Class E], [Class F] and [Class G] Certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

     The Depositor, [_____], [_____] and [_____] (collectively, the "Underwriters") have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

             Class                [Underwriter]    [Underwriter]     [Underwriter]    [Underwriter]    [Underwriter]
-------------------------------   -------------    -------------     -------------    -------------    -------------
[Class A-1] ....................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-2] ....................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-3] ....................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-AB] ...................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-4] ....................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-1A] ...................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-M] ....................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class A-J] ....................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class B] ......................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class C] ......................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class D] ......................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class E] ......................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]
[Class F] ......................     $[_____]         $[_____]          $[_____]         $[_____]         $[_____]

     The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[_____].

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

     The Offered Certificates are a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     Goldman, Sachs & Co. is an affiliate of the Depositor and GSMC, a Loan Seller. [_____] is an affiliate of [_____], a Loan Seller and a Sponsor. [other affiliations]

                                  LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                  [CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS]

     [Identify States and Geographic Regions relating to 10% or more of the Mortgage Loans by principal balance, and describe unique legal aspects, to the extent material.]

     [Identify any foreign countries in which Mortgaged Properties are located and describe unique legal aspects, to the extent material. (Mortgage Loans secured by properties located in foreign countries will not exceed 10% of the principal balance of the Mortgage Pool for any takedown.)]

     Other Aspects. Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

                                     RATINGS

     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by [_____] and [_____] (together, the "Rating Agencies"), respectively:

                                                                      Ratings
                              Class                                   [_____]
-----------------------------------------------------------          ---------
[Class A-1].............................................              [_____]
[Class A-2].............................................              [_____]
[Class A-3].............................................              [_____]
[Class A-AB]............................................              [_____]
[Class A-4].............................................              [_____]
[Class A-1A]............................................              [_____]
[Class A-M].............................................              [_____]
[Class A-J].............................................              [_____]
[Class B]...............................................              [_____]
[Class C]...............................................              [_____]
[Class D]...............................................              [_____]
[Class E]...............................................              [_____]
[Class F]...............................................              [_____]

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by [_____] or [_____].

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     Pursuant to an agreement between Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                            Page
                                                                            ----

[_____]...............................................................S-67, S-83
[_____] Loans...............................................................S-67
[___________]...............................................................S-81
[Class A] Certificates......................................................S-89
[Class A-AB] Planned Principal Balance......................................S-97
[Class X] Certificates......................................................S-89
30/360......................................................................S-18
Acceptable Insurance Default...............................................S-136
Actual/360 Basis............................................................S-69
Administrative Fee Rate...............................................S-84, S-95
Advance Rate...............................................................S-139
Advances...................................................................S-139
ALTA........................................................................S-82
anchor tenant...............................................................S-41
Appraisal Reduction........................................................S-108
Appraisal Reduction Event..................................................S-107
Assessment of Compliance...................................................S-145
Attestation Report.........................................................S-145
Available Funds.............................................................S-92
Balloon Mortgage Loan.......................................................S-69
Base Interest Fraction.....................................................S-104
CBE........................................................................S-125
Certificate Owners.........................................................S-110
Certificate Principal Amount................................................S-91
Certificate Registrar......................................................S-109
Certificateholder..........................................................S-109
Certificates................................................................S-89
Class.......................................................................S-89
Clearstream................................................................S-109
Closing Date................................................................S-67
CMSA.......................................................................S-159
Code.......................................................................S-162
Collection Account.........................................................S-142
Collection Period...........................................................S-93
Commission............................................................S-76, S-85
Companion Collection Account...............................................S-142
Companion Loans.............................................................S-72
Compensating Interest Payment..............................................S-105
Controlling Class..........................................................S-157
Controlling Class Certificateholder........................................S-157
Controlling Class Representative...........................................S-156
Corrected Mortgage Loan....................................................S-137
CPR........................................................................S-117
Cross Over Date............................................................S-103
Custodian.............................................................S-74, S-83
Cut-off Date................................................................S-66
Cut-off Date Balance........................................................S-66
Defeasance Deposit..........................................................S-70
Defeasance Loans............................................................S-70
Defeasance Lock-Out Period..................................................S-70
Defeasance Option...........................................................S-70
Definitive Certificate.....................................................S-109
Depositor.............................................................S-67, S-78
Depositories...............................................................S-109
Determination Date..........................................................S-93
Distribution Account.......................................................S-142
Distribution Date...........................................................S-92
DSCR........................................................................S-67
DTC........................................................................S-109
Due Date....................................................................S-69
ERISA......................................................................S-163
ERISA Plan.................................................................S-163
Euroclear..................................................................S-109
Events of Default..........................................................S-148
Excess Liquidation Proceeds................................................S-104
Excess Prepayment Interest Shortfall.......................................S-105
Excluded Plan..............................................................S-164
Exemption..................................................................S-163
fee interest................................................................S-56
Fitch......................................................................S-164
Form 8-K....................................................................S-76
Gain-On-Sale Reserve Account...............................................S-142
Group 1 Principal Distribution Amount.......................................S-96
Group 1 Principal Shortfall.................................................S-97
Group 2 Principal Distribution Amount.......................................S-97
Group 2 Principal Shortfall.................................................S-97
GSCMC.................................................................S-67, S-79
GSCMC Loans.................................................................S-67
GSMC..................................................................S-67, S-77
Indirect Participants......................................................S-109
Initial Loan Group 1 Balance................................................S-66
Initial Loan Group 2 Balance................................................S-66
Initial Pool Balance........................................................S-66
Interest Accrual Amount.....................................................S-93
Interest Accrual Period.....................................................S-93
Interest Distribution Amount................................................S-93
Interest Reserve Account...................................................S-142
Interest Shortfall..........................................................S-93
IRS........................................................................S-153
Liquidation Fee.............................................................S-88
Liquidation Fee Rate........................................................S-88
Loan Group 1................................................................S-66
Loan Group 2................................................................S-66
Loan Groups.................................................................S-66
Loan Sellers................................................................S-67
Loan-to-Value Ratio.........................................................S-67
Lower-Tier Distribution Account............................................S-142
Lower-Tier Regular Interests...............................................S-162
Lower-Tier REMIC.....................................................S-26, S-162
LTV.........................................................................S-67
LTV at Maturity.............................................................S-67
Master Servicer.............................................................S-85

Master Servicer Remittance Date............................................S-138
Material Breach.............................................................S-76
Material Document Defect....................................................S-76
Modeling Assumptions.......................................................S-117
Monthly Payment.............................................................S-93
Mortgage....................................................................S-66
Mortgage File...............................................................S-74
Mortgage Loans..............................................................S-66
Mortgage Note...............................................................S-66
Mortgage Pool...............................................................S-66
Mortgage Rate...............................................................S-95
Mortgaged Property..........................................................S-66
Net Mortgage Rate...........................................................S-95
Non-Recoverable Advance....................................................S-140
Non-Serviced Loans..........................................................S-72
Notional Amount.............................................................S-91
Offered Certificates........................................................S-90
OID........................................................................S-162
Originators.................................................................S-67
P&I Advance................................................................S-138
Pari Passu Companion Loan...................................................S-72
Pari Passu Indemnified Party...............................................S-147
Pari Passu PSA..............................................................S-72
Participants...............................................................S-109
Pass-Through Rate...........................................................S-93
PCR.........................................................................S-82
Percentage Interest.........................................................S-92
Plan.......................................................................S-163
Pooling and Servicing Agreement............................................S-133
Prepayment Assumption......................................................S-162
Prepayment Interest Excess.................................................S-105
Prepayment Interest Shortfall..............................................S-105
Prime Rate...........................................................S-55, S-139
Principal Distribution Amount...............................................S-95
Principal Shortfall.........................................................S-97
pro rata...................................................................S-103
Property Advances..........................................................S-139
Rated Final Distribution Date..............................................S-117
Rating Agencies............................................................S-167
Rating Agency Trigger Event.................................................S-64
Realized Loss..............................................................S-104
Record Date.................................................................S-92
Regular Certificates.................................................S-95, S-162
Release Date................................................................S-70
REMIC......................................................................S-162
REMIC Provisions...........................................................S-162
REO Account.................................................................S-90
REO Mortgage Loan...........................................................S-98
REO Property................................................................S-90
Repurchase Price............................................................S-75
Residual Certificates.......................................................S-90
Restricted Group...........................................................S-164
Rules......................................................................S-110
S&P........................................................................S-164
Scheduled Principal Distribution Amount.....................................S-96
Sequential Pay Certificates.................................................S-90
Serviced Companion Loan.....................................................S-72
Serviced Whole Loans........................................................S-72
Servicing Fee...............................................................S-86
Servicing Fee Rate..........................................................S-86
Servicing Standard.........................................................S-135
Servicing Transfer Event...................................................S-135
shadow anchor...............................................................S-41
Similar Law................................................................S-163
SMMEA......................................................................S-165
Special Servicer............................................................S-87
Special Servicing Fee.......................................................S-88
Special Servicing Fee Rate..................................................S-88
Specially Serviced Mortgage Loan...........................................S-135
Stated Principal Balance....................................................S-95
Subordinate Companion Loan..................................................S-72
Trust.......................................................................S-82
Trust Fund..................................................................S-66
Trustee.....................................................................S-83
Trustee Fee.................................................................S-84
Trustee Fee Rate............................................................S-84
Underwriters...............................................................S-165
Unscheduled Payments........................................................S-98
Updated Appraisal..........................................................S-152
Upper-Tier Distribution Account............................................S-142
Upper-Tier REMIC.....................................................S-26, S-162
Voting Rights..............................................................S-151
WAC Rate....................................................................S-95
Whole Loan..................................................................S-72
Withheld Amounts...........................................................S-142
Workout Fee.................................................................S-88
Workout Fee Rate............................................................S-88
Workout-Delayed Reimbursement Amount.......................................S-141

                                     ANNEX A

                            MORTGAGE POOL INFORMATION

     Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement. The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

     (1) "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (2) "Annual Debt Service" means for any Mortgage Loan the current annualized debt service payable as of March 2006 on the related Mortgage Loan.

     (3) "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A, as [________], the cut-off date LTV ratio is calculated net of the earnout. In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C-1 as [________], the Cut-off Date LTV Ratio is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the cut-off date LTV ratio reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding the Subordinate Companion Loans, if any.

     (4) "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date. With respect to any Whole Loan, the Cut-off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding the Subordinate Companion Loans, if any.

     (5) "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as [________], the Underwritten DSCR is calculated net of the earnout. In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C-1 as [________], the Underwritten DSCR is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the underwritten DSCR reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding Subordinate Companion Loans, if any.

     (6) "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

     (7) "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

     (8) "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is calculated in the same manner as the Cut-off Date LTV Ratio, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as [________], the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value. In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C-1 as [__________], the Maturity Date LTV is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the LTV at maturity reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding the Subordinate Companion Loans, if any.

     (9) "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

     (10) "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     (11) "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (12) "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

     (13) "Appraised Value" means for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 12 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal Date" on Annex C-1 attached hereto.

     (14) "Weighted Average Mortgage Rate" means the weighted average of the Mortgage Rates as of the Cut-off Date.

     (15) "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number.

     (16) "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

     (17) "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

     (18) "Hard Lockbox" means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property.

     (19) "Springing Lockbox" means a lockbox that is not currently in place but the loan documents require the imposition of a hard lockbox upon the occurrence of one or more specified trigger events.

     (20) "Soft Lockbox" means borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

Earnout Loans

     "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C-1 are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:

                                                                          Full                 Earliest                   If
                                                      Full                Loan      Net of    Defeasance                Prepay,
                                                      Loan     Net of     Amount    Earnout       or                     Yield
                    Earnout     Earnout   Current     Amount   Earnout     NCF        NCF       Prepay      Defease/     Maint.
  Property Name     Reserve     Amount    Balance      LTV      LTV        DSCR       DSCR       Date        Prepay    Applicable
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                 Aggregate Pool
                            Distributed by Loan Type

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

                                 Aggregate Pool
                 Distribution of Cut-Off Date Principal Balances

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
     Average

                                 Aggregate Pool
                  Distribution of Debt Service Coverage Ratios

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 Aggregate Pool
                     Distribution of Mortgage Interest Rates

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 Aggregate Pool
                Distribution of Cut-Off Date Loan to Value Ratio

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 Aggregate Pool
                   Distribution of Remaining Term to Maturity

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 Aggregate Pool
                   Distribution of Remaining Amortization Term

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 Aggregate Pool
                    Distribution of Original Term to Maturity

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 Aggregate Pool
                      Distribution of Prepayment Provisions

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

                    Aggregate Pool
            Distribution of Lockbox Types

                                                              Percentage of
                                   Number of                    Aggregate
  Hard                              Mortgage    Cut-Off Date   Cut-Off Date
  Soft           Lockboxes           Loans      Balance ($)      Balance
  ----           ---------           -----      -----------   -------------
                                                       $              %
                                                                      %

                    Aggregate Pool
               Distribution of Escrows

                                                               Percentage of
                                Number of                        Aggregate
                                Mortgage       Cut-Off Date     Cut-Off Date
     Escrow Type                  Loans        Balance ($)        Balance
     -----------                  -----        -----------        -------
                                                    $                  %
                                                                       %
                                                                       %
                                                                       %
                                                    $                  %

                                 Aggregate Pool
                         Distribution of Property Types

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
                               $              %              $             x           %                          %           %

                                 Aggregate Pool
                             Geographic Distribution

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        Aggregate       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
                               $              %              $             x           %                          %           %

                                 [Group _] Pool
                            Distributed by Loan Type

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -------------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

                                 [Group _] Pool
                 Distribution of Cut-Off Date Principal Balances

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                        -------------
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
     Average

                                 [Group _] Pool
                  Distribution of Debt Service Coverage Ratios

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 [Group _] Pool
                     Distribution of Mortgage Interest Rates

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 [Group _] Pool
                Distribution of Cut-Off Date Loan to Value Ratio

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 [Group _] Pool
                   Distribution of Remaining Term to Maturity

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------    -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 [Group _] Pool
                   Distribution of Remaining Amortization Term

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 [Group _] Pool
                    Distribution of Original Term to Maturity

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

     Min
     Max
Weighted Average

                                 [Group _] Pool
                      Distribution of Prepayment Provisions

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
Total/Wtd.Avg.                 $              %              $             x           %                          %           %

                    [Group _] Pool
            Distribution of Lockbox Types

                                                              Percentage of
                                   Number of                    [Group _]
  Hard                              Mortgage    Cut-Off Date   Cut-Off Date
  Soft           Lockboxes           Loans      Balance ($)      Balance
  ----           ---------           -----      -----------   -------------
                                                       $              %
                                                                      %

                    [Group _] Pool
               Distribution of Escrows

                                                              Percentage of
                               Number of                        [Group _]
                               Mortgage       Cut-Off Date     Cut-Off Date
    Escrow Type                  Loans        Balance ($)        Balance
    -----------                  -----        -----------        -------
                                                   $                  %
                                                                      %
                                                                      %
                                                                      %
                                                   $                  %

                                 [Group _] Pool
                         Distribution of Property Types

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                               $              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                                        -------------
                                              %              $             x           %                          %           %
                                              %              $             x           %                          %           %
                         -----------
                               $              %              $             x           %                          %           %

                                 [Group _] Pool
                             Geographic Distribution

                                                                       Weighted                 Weighted
                                                                        Average                  Average
                                        Percentage of     Average        Debt      Weighted     Remaining     Weighted    Weighted
             Number of     Cut-Off        [Group _]       Cut-Off       Service    Average       Term to      Average      Average
              Mortgage      Date        Cut-Off Date       Date        Coverage    Mortgage     Maturity      Cut-Off     Maturity
 Loan Type     Loans     Balance ($)       Balance      Balance ($)      Ratio       Rate         (mos)       Date LTV    Date LTV
 ---------   ---------   -----------    -------------   -----------    --------    --------     ---------     --------    --------
                              $              %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                                             %              $             x           %                          %           %
                         -----------
                               $             %              $             x           %                          %           %

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - [          ]
--------------------------------------------------------------------------------

                                     ANNEX B

                             TOP TEN LOAN SUMMARIES

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - [          ]
--------------------------------------------------------------------------------

                    Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                   [_____]     Originator                                  [_____]
Location (City/State)                                 [_____]     Cut-off Date Principal Balance             $[_____]
Property Type                                         [_____]     Cut-off Date Principal Balance             $[_____]
                                                                  PSF/Unit
Size (sf)                                             [_____]     Percentage of Initial Mortgage             [_____]%
                                                                  Pool Balance
Percentage [_____] Leased as of                      [_____]%     Number of Mortgage Loans                    [_____]
[----------]
Year Built                                            [_____]     Type of Security                            [_____]
Appraisal Value                                      $[_____]     Mortgage Rate                              [_____]%
Underwritten Occupancy                               [_____]%     Original Term to Maturity                   [_____]
                                                                  (Months)
Underwritten Revenues                                $[_____]     Original Amortization Term                  [_____]
                                                                  (Months)
Underwritten Total Expenses                          $[_____]     Cut-off Date LTV Ratio                     [_____]%
Underwritten Net Operating Income (NOI)              $[_____]     LTV Ratio at Maturity                      [_____]%
Underwritten Net Cash Flow (NCF)                     $[_____]     Underwritten DSCR on NOI                   [_____]x
                                                                  Underwritten DSCR on NCF                   [_____]x

                                                                  [If loan is over 10%;
                                                                  Occupancy Rate;
                                                                  2005                                       [_____]%
                                                                  2004                                       [_____]%
                                                                  2003                                       [_____]%
                                                                  2002                                       [_____]%
                                                                  2001                                       [_____]%
                                                                  Principal Business;                         [_____]

                                                                  Tenants over 10%                           See "Ten Largest
                                                                                                             Tenants based on
                                                                                                             Annualized
                                                                                                             Underwritten Base
                                                                                                             Rent" below

                                                                  Annual Effective Rent;
                                                                  2005                                       $[_____]
                                                                  2004                                       $[_____]
                                                                  2003                                       $[_____]]


     o The Loan. The mortgage loan (the "[__________] Loan") is evidenced by a note in the original principal amount of $[__________] and is secured by a first mortgage encumbering a [__________] located in [__________] (the "[__________] - -- Property"). The [__________] Loan
          was originated by [__________], and [__________] is the holder of the $[__________] note and is the loan seller of the [__________] Loan. The[__________] Loan was originated on [__________] and represents approximately [__________]% of the initial mortgage pool balance. The note evidencing the [__________] Loan has a principal balance as of the cut-off date of $[__________] and an interest rate of [__________]%. The proceeds of the [__________] Loan were used to refinance existing debt on the [__________] Property.

          The [__________] Loan had an initial term of [__________] months and has a remaining term of [__________] months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in [__________]. Voluntary prepayment of the [__________] Loan is prohibited until the payment date in [__________]. [Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date but prior to the payment date in [________].]

     o The Property. The [__________] Property is a [__________]. [Description of Property].

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - [          ]
--------------------------------------------------------------------------------

The following table presents certain information relating to the ten largest tenants at the [__________] Property:

       Ten Largest Tenants Based On Annualized Underwritten Base Rent (1)

                                                                                                           Annualized
                                                                                              % of Total   Underwritten
                                       Credit Rating                            Annualized    Annualized    Base Rent
                         Principal    (Fitch/MIS/S&P)       Tenant     % of    Underwritten  Underwritten    ($ per         Lease
Tenant Name              Business           (2)              NRSF      NRSF     Base Rent     Base Rent        NRSF)      Expiration
-----------------------  ---------  -------------------    --------   -------  ------------   -----------  ------------  -----------
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
[     ]                   [     ]   [__] / [__] /[  ]       [     ]   [     ]% $[          ]  [     ]%      $[     ]     [        ]
                                               ------------------------------------------------------------
Ten Largest Owned Tenants                       [     ]   [     ]% $[          ]  [     ]%      $[     ]
Remaining Owned Tenants                         [     ]   [     ]% $[          ]  [     ]%      $[     ]
Vacant Spaces (Owned Space)                     [     ]   [     ]% $[          ]  [     ]%      $[     ]
                                               ------------------------------------------------------------
Total All Owned Tenants                         [     ]   [     ]% $[          ]  [     ]%      $[     ]

----------
(1) Calculated based on approximate square footage occupied by each tenant.

(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the [__________] Property:

                        Lease Expiration Schedule (1) (2)

                                                                                                        Annualized
                                                                                         % of Total    Underwritten
                                                           Cumulative    Annualized      Annualized     Base Rent
                                  Expiring       % of         % of      Underwritten    Underwritten      ($ per
   Year Ending December 31,      Owned NRSF   Total NRSF   Total NRSF     Base Rent      Base Rent        NRSF)
   ------------------------      ----------   ----------   ----------     ---------      ---------        -----
[2006]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2007]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2008]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2009]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2010]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2011]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2012]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2013]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2014]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2015]                           [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[2016 and Thereafter]            [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
[Vacant]                         [     ]      [     ]%     [     ]%      $[     ]         [     ]%       $[     ]
-------------------------------------------------------------------------------------------------------------------
Total                            [     ]      [     ]%                   $[     ]         [     ]%       $[     ]

----------
(1) Calculated based on approximate square footage occupied by each tenant.

(2) Borrower owned in-line space only.

o The Borrower. The borrower is [__________], a [single-purpose, single-asset entity]. Legal counsel to the borrower [has] delivered a non-consolidation opinion in connection with the origination of the [__________] Loan. The borrower of the [__________] Loan is [affiliation] [with/by] [__________]. [__________] is a guarantor of the non-recourse carve-outs, and an indemnitor of certain environmental obligations, under the [__________] Loan.

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - [          ]
--------------------------------------------------------------------------------

o [Escrows. The loan documents provide for certain escrows of [real estate taxes, insurance and tenant termination fees] to be funded during an event of default under the [__________] Loan. [Description of Escrows].]

o [Lock Box and Cash Management. The [__________] Loan requires a [__________], which is already in place. [Description of Lock Box and/or Cash Management Provision(s)].]

o Property Management. The [__________] Property is currently managed by [__________], [relationship to borrower], pursuant to a management agreement. [Description of Property Management Provision(s)].

o [Release of Collateral. The borrower is permitted under the loan documents to obtain the release [of all or any part] of the [__________] Property. [Description of Release Provision(s)].]

o Terrorism Insurance. The [__________] Loan documents require that the commercial property and business income insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to [__________]. [Description of Coverage Requirements].

                                    ANNEX C-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

[Spreadsheet Including the Following Fields:]

Control Number
Footnotes
Loan Group
Loan Numbers
Mortgage Loan Seller
Property Name
Crossed with Other Loans (Crossed Group)
Affiliated with Other Loans (Related Group)
Address
City
State
Zip Code
General Property Type
Detailed Property Type
Year Built
Year Renovated
Units, Pads, Rooms, Square Foot
Unit Description
Loan per Unit ($)
Ownership Interest
Original Balance ($)
Cut-Off Date Balance ($)
Allocated Cut-Off Date Balance (Multi-property)
% of Initial Pool Balance
Balloon Balance
Gross Interest Rate (5)
Administrative Fee Rate (%)
Net Interest Rate (%)
Monthly Debt Service ($)
Annual debt Service ($)
Pari Passu Monthly Debt Service ($)
Pari Passu Annual Debt Service ($)
Amortization Type
Interest Accrual Method
Seasoning
Original Interest-Only Period (Mos.)
Remaining Interest-Only Period (Mos.)
Original Term to Maturity (Mos.)
Remaining Term to Maturity (Mos.)
Original Amortization Term (Mos.)
Remaining Amortization Term (Mos.)
Note Date
First Payment Date
Last IO Payment Date
First P&I Payment Date
Maturity Date
Payment Date
ARD (Yes/No)
Grace Period-Late Fee
Grace Period-Default

                                     C-1-1

Prepayment Provision (1)
Third Most Recent NOI ($)
Third Most Recent NOI Date
Second Most Recent NOI ($)
Second Most Recent NOI Date
Most Recent NOI ($)
Most Recent NOI Date
Underwritten EGI ($)
Underwritten Expenses ($)
Underwritten Net Operating Income ($)
Underwritten Replacement /FF&E Reserve ($)
Underwritten TI/LC
Underwritten Net Cash Flow ($)
Underwritten NCF DSCR (x)
Appraisal Value ($)
Appraisal Date
Cut-Off Date LTV (%)
Balloon LTV (%)
Occupancy (%)
Occupancy Date
Largest Tenant
Largest Tenant Sq. Ft.
Largest Tenant Lease Expiration
Second Largest Tenant
Second Largest Tenant Sq. Ft.
Second Largest Tenant Lease Expiration
Third Largest Tenant
Third Largest Tenant Sq. Ft.
Third Largest Tenant Lease Expiration
Environmental Phase I Report Date
Environmental Phase II
Environmental Phase II Report Date
Engineering Report Date
Seismic Report Date
PML (%)
Earthquake Insurance Required
Upfront Actual Repair Reserve ($)
Upfront Actual Replacement Reserves ($)
Monthly Actual Replacement Reserves ($)
Upfront TI/LC ($)
Monthly TI/LC ($)
Monthly Tax Escrow ($)
Monthly Insurance Escrow ($)
Borrower Name
Loan Purpose
Lockbox
Cash Management
Ground Lease Y/N
Ground Lease Expiration Date
Annual Ground Lease Payment ($)
B Note Balance ($)
Mezzanine Debt Balance ($)
Terrorism Insurance Required
Earnout (Y/N)
Earnout Amount ($)
P&I After Earnout

                                      C-1-2

                                      C-1-3

                                    ANNEX C-2

                 [CLASS A-AB] PLANNED PRINCIPAL BALANCE SCHEDULE

                           Date                   Balance
                           ----                   -------
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]
                         [____/06]                 [_____]

                                      C-2-1

                                     ANNEX D

================================================================================

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                                   ----------

                                TABLE OF CONTENTS

                              Prospectus Supplement

Certificate Summary..........................................................S-6
Summary of Prospectus Supplement.............................................S-8
Risk Factors................................................................S-29
Description of the Mortgage Pool............................................S-66
Transaction Parties.........................................................S-77
Description of the Offered Certificates.....................................S-89
Yield, Prepayment and Maturity Considerations..............................S-115
The Pooling and Servicing Agreement........................................S-133
Use of Proceeds............................................................S-161
Federal Income Tax Consequences............................................S-162
State Tax and Local Considerations.........................................S-163
ERISA Considerations.......................................................S-163
Legal Investment...........................................................S-165
Plan of Distribution.......................................................S-165
Legal Matters..............................................................S-166
Ratings....................................................................S-167
Index of Significant Definitions...........................................S-169

                                   Prospectus

Table of Contents...........................................................[__]
Risk Factors................................................................[__]
The Prospectus Supplement...................................................[__]
The Seller..................................................................[__]
Use of Proceeds.............................................................[__]
Description of the Certificates.............................................[__]
The Mortgage Pools..........................................................[__]
Servicing of the Mortgage Loans.............................................[__]
Credit Enhancement..........................................................[__]
Swap Agreement..............................................................[__]
Yield Considerations........................................................[__]
Certain Legal Aspects of the Mortgage Loans.................................[__]
Federal Income Tax Consequences.............................................[__]
State Tax Considerations....................................................[__]
ERISA Considerations........................................................[__]
Legal Investment............................................................[__]
Plan of Distribution........................................................[__]
Incorporation of Certain Information by Reference...........................[__]
Legal Matters...............................................................[__]
Index of Defined Terms......................................................[__]

   Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

================================================================================

================================================================================

                                    $[_____]
                                  (APPROXIMATE)

                      GS Mortgage Securities Trust [_____]
                               (as Issuing Entity)

                                   GS Mortgage
                            Securities Corporation II
                                 (as Depositor)


                               Commercial Mortgage
                           Pass-Through Certificates,
                                 Series [_____]


                                                  Initial Certificate Principal
                                                            Amount(1)
                                                  -----------------------------

[Class A-1]...............................................  $ [_____]
[Class A-2]...............................................  $ [_____]
[Class A-3]...............................................  $ [_____]
[Class A-AB]..............................................  $ [_____]
[Class A-4]...............................................  $ [_____]
[Class A-1A]..............................................  $ [_____]
[Class A-M]...............................................  $ [_____]
[Class A-J]...............................................  $ [_____]
[Class B].................................................  $ [_____]
[Class C].................................................  $ [_____]
[Class D].................................................  $ [_____]
[Class E].................................................  $ [_____]
[Class F].................................................  $ [_____]

     -----------------------------------------------------------------------
                              PROSPECTUS SUPPLEMENT
     -----------------------------------------------------------------------

                              Goldman, Sachs & Co.

                                     [_____]

                                     [_____]


                                 [_____], 20[__]

================================================================================

--------------------------------------------------------------------------------
                                  PROSPECTUS
--------------------------------------------------------------------------------

                      GS MORTGAGE SECURITIES CORPORATION II
                                     Seller
                        Commercial Mortgage Pass-Through
        Certificates (Issuable in Series by Separate Issuing Entities)


GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates, and the certificates and the underlying mortgage loans may be insured or guaranteed by any governmental agency or other person to the extent provided in the related prospectus supplement.

                                   ----------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                                   ----------

Investing in the offered certificates involves risks. See "RISK FACTORS" beginning on page 4 of this prospectus. For each series, see "RISK FACTORS" in the related prospectus supplement.

                                   ----------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" on page 76 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                                   ----------

December 20, 2007

              Important Notice About Information Presented in this
               Prospectus and the Applicable Prospectus Supplement

   We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

   You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

   We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

   You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption "Index of Defined Terms" beginning on page 80 in this prospectus.

   In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                                   ----------

   If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 1 New York Plaza, New York, New York 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 78 of this prospectus.

                                   ----------

                              TABLE OF CONTENTS

SUMMARY OF PROSPECTUS........................................................3
RISK FACTORS.................................................................4
THE PROSPECTUS SUPPLEMENT....................................................6
THE SELLER AND THE DEPOSITOR.................................................8
THE SPONSOR..................................................................8
USE OF PROCEEDS.............................................................10
DESCRIPTION OF THE CERTIFICATES.............................................11
THE MORTGAGE POOLS..........................................................17
SERVICING OF THE MORTGAGE LOANS.............................................22
CREDIT ENHANCEMENT..........................................................28
SWAP AGREEMENT..............................................................30
YIELD CONSIDERATIONS........................................................31
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.................................32
FEDERAL INCOME TAX CONSEQUENCES.............................................47
STATE TAX CONSIDERATIONS....................................................73
ERISA CONSIDERATIONS........................................................73
LEGAL INVESTMENT............................................................74
PLAN OF DISTRIBUTION........................................................77
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................78
LEGAL MATTERS...............................................................79
INDEX OF DEFINED TERMS......................................................80

                            SUMMARY OF PROSPECTUS


   This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates........ Commercial Mortgage Pass-Through Certificates,
                              issuable in series.


Depositor.................... GS Mortgage Securities Corporation II, a Delaware
                              corporation. Our telephone number is (212)
                              902-1000.

Description of Certificates;
Ratings..................... The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.




   The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                             o the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                             o the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                             o the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

                             o  the tax status of certificates; and

                             o whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

                                 RISK FACTORS


   You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

   Your investment could be materially and adversely affected if any of the following risks are realized.

Risks of Commercial and Multifamily Lending Generally.

   Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Certain Laws and Regulation," "--Type of Mortgaged Property" and "--Americans With Disabilities Act" in this prospectus.

   It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Your Certificates are not Obligations of any Other Person or Entity.

   Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

Limited Liquidity.

   There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

Variability in Average Life of Offered Certificates.

   The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

o  the prepayment provisions of the related mortgage notes;

o a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

o In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

   Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

   The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

   Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans.

   The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

o  what proceedings are required for foreclosure;

o whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

o  whether and to what extent recourse to the borrower is permitted; and

o what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

   In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations.

   Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials
(ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

   Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

Risk of Early Termination.

   The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                             THE PROSPECTUS SUPPLEMENT


   The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

o any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

o whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

o  the identity of each class within a series;

o the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

o certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

o  the identity of the master servicer;

o the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

o the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

o the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

o  the final scheduled distribution date of each class of offered certificates;

o the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

o the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

o  the extent of subordination of any subordinate certificates;

o for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

o  the distribution dates for each class of offered certificates;

o the representations and warranties to be made by us or another entity relating to the mortgage loans;

o information with respect to the terms of the subordinate certificates or residual certificates, if any;

o additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

o  additional information with respect to the plan of distribution;

o whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

o  any significant obligors in accordance with Regulation AB;

o if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

o if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

o if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

o the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

o whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                          THE SELLER AND THE DEPOSITOR

   GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Seller are located at 1 New York Plaza, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

   Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in the Agreement.

   The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   THE SPONSOR

Overview

   The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Goldman Sachs Mortgage Company ("GSMC").

   GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of Goldman Sachs & Co. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 1 New York Plaza, New York, New York 10004, telephone number (212) 902-1000.

   GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. GSMC has acted as a sponsor and mortgage loan seller on 50 fixed and floating-rate commercial mortgage backed securitization transactions.

   Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed rate and floating rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in September 30, 2007, GSMC acquired approximately 1,840 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately 53.8 billion. Approximately 1,657 fixed and floating rate commercial mortgage loans with an aggregate original principal balance of approximately 39.3 billion were included in 50 securitization transactions. As of September 30, 2007, GSMC securitized approximately 17.3 billion of fixed rate commercial mortgage loans through the GG program, of which approximately 8.4 billion was securitized by an affiliate of GSMC acting as depositor, and approximately 8.9 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self storage properties.

   GSMC acquires many of the mortgage loans from Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a Delaware limited partnership, an affiliate of GSMC. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

   Underwriting Standards

   Overview. GSCMC's and GSMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC and GSMC. Therefore, this general description of GSCMC's and GSMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

   Process. The credit underwriting process for each GSCMC and GSMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

   A member of the GSCMC or GSMC team, as applicable, or their affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

   The GSCMC or GSMC deal team, as applicable, or their affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

   After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's and GSMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

   Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

   Debt Service Coverage and LTV Requirements. GSCMC's and GSMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

   The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in the related prospectus supplement. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

   Amortization Requirements. While GSCMC's and GSMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in the related prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

   Escrow Requirements. GSCMC and GSMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC and GSMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC and GSMC commercial mortgage loans.

   Servicing. Interim servicing for all GSCMC and GSMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC and GSMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC or GSMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

                                 USE OF PROCEEDS

   The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered in this Prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                       DESCRIPTION OF THE CERTIFICATES*

   The certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that Prospectus Supplement and any additional provisions of the related Agreement.

   At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of the rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

General

  The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

      (i) a pool primarily of (i) mortgage loans secured by first, second or third liens on commerical real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans, conveyed to the Trustee pursuant to the Agreement;

      (ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

      (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

   In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, cross-support provisions, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT" in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

   The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal


----------
* Whenever used in this Prospectus the terms "certificates," "trust fund" and "mortgage pool" will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

      (i) mortgage principal prepayment effects on the weighted average lives of the classes;

      (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

      (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

   If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

   If the certificates of a class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

   If the certificates of a class are transferable only on the books of the Depository, each beneficial owner's ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial Intermediary's ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

   The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

   If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

   Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

   In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

   Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates ("Certificateholders" or "Holders") by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the "Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

   With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

   The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

   It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

               (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

               (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

               (3) all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

               (4) all proceeds from the liquidation of a mortgage loan
            ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

               (5) all proceeds received in connection with the taking of a
            Mortgaged Property by eminent domain;

               (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

               (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

               (8) any amounts received from borrowers which represent
            recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

   The Special Servicer, if any, will be required to remit immediately to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

      As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things:

      (i) remit certain amounts for the related Distribution Date into the Distribution Account;

      (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

      (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

      (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

   The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

      (i) make remittances to the Collection Account as required by the Agreement;

      (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

      (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

   The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

   "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

      (i) to cure any ambiguity;

      (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

      (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

      (iv) for the other reasons specified in the related prospectus supplement.

   To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

o reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding;

o  alter the servicing standard set forth in the related Agreement.


   Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC" ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

   The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

      (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

      (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or
   (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

      (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

      (iv) mutual consent of the parties and all Certificateholders.

   With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

      (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

      (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

      (iii) financial information relating to the underlying Mortgaged
   Properties;

      (iv) information with respect to delinquent mortgage loans;

      (v) information on mortgage loans which have been modified; and

      (vi) information with respect to REO Properties.

   The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission") the periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

The Trustee

   The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                               THE MORTGAGE POOLS

General

   Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to the mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a "Mortgaged Property"). Each mortgage loan, lease or Installment Contract is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

            1. mortgage loans with fixed interest rates;

            2. mortgage loans with adjustable interest rates;

            3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

            4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

            5. mortgage loans that provide for recourse against only the
               Mortgaged Properties; and

            6. mortgage loans that provide for recourse against the other assets of the related borrowers.

   Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

   Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

   Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

   The mortgage loans generally will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer. Any insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

   The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

      (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

      (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

      (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

      (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

      (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

      (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

      (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

      (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

      (ix) the debt service coverage ratios relating to the mortgage loans;

      (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

      (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

      (xii) payment delinquencies, if any, relating to the mortgage loans.

   If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Seller may disclose the above-specified information by mortgage loan group.

   In the event that the mortgage loans consist of financial leases or Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

   In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

   The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

   The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

   At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

      (i) the mortgage note, endorsed to the order of the Trustee without recourse;

      (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

      (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

      (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

      (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

      (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

      (vii) any other documents as may be described in the Agreement (the documents, collectively, the "Mortgage Loan File").

   Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

   The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the "Repurchase Price"). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

   To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Seller.

   The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans") in substitution for any one or more of the mortgage loans ("Defective Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

      (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

      (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;

      (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

      (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

   If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Seller as more fully described in the prospectus supplement.

   A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

General

   The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

   If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

            o negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below;

            o foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

            o supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

   The Special Servicer may have other business relationships with the Seller and its affiliates.

   If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

   The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Seller and its affiliates.

Servicing Standards

   The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

   If so specified in the related prospectus supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and
(iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

   The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related

Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

   It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

   The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

   The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

   The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

   Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

   The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

   The Master Servicer's principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

   In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts" in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

   If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

   The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

   In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

   The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

   If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

Modifications, Waivers and Amendments

   If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

   The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

Evidence of Compliance

   The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

   In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

   (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

   (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

   Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

   The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

   Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

   The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

      (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

      (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

      (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

      (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

      (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

      (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                               CREDIT ENHANCEMENT

General

   If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

   Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

   If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus,
(c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

   If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

   The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

   If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

   If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates (the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

Certificate Guarantee Insurance

   If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission after issuance of the certificates of the applicable series.

Reserve Funds

   If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

   Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Seller or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

   Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                 SWAP AGREEMENT

   If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

   Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

   Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

   Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

   Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                              YIELD CONSIDERATIONS

General

   The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

   The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in this prospectus.

   If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

   The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

   There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                    CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

   The mortgage loans (other than financial leases and Installment Contracts) for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Installment Contracts

   The mortgage loans for a series may also consist of Installment Contracts. Under an Installment Contract the seller (referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Financial Leases

   The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

Rights of Mortgagees or Beneficiaries

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at the sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire the tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

   Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

   For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

   Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

State Law Limitations on Lenders

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

   Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.

Environmental Risks

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. The environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

   It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

   Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

   At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

   In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods that may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

Junior Mortgages; Rights of Senior Mortgagees

   The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation; Bankruptcy Laws

   Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions against debtor (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender with a general unsecured claim for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender previously accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan may never be repaid.

   The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of the remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. The remedies may be insufficient for the lessor, however, as the lessor may be forced if the lease was assigned, to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the non-debtor party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of certain payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce restrictions against a subordinated lender.

   In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

   Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership, and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy or related laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective Mortgaged Property, for example, upon a consolidation would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

Statutory Liabilities

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

   Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

   Due-on-Sale Provisions

   Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

   The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

   Acceleration on Default

   Some of the mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

   Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

   Servicemembers Civil Relief Act

   Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

   Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

   Forfeitures in Drug and RICO Proceedings

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that the defense will be successful.

Applicability of Usury Laws

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of

1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

   Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Secondary Financing; Due-on-Encumbrance Provisions

   Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

   The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

   For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

   This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "--Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made."

             Federal Income Tax Consequences For REMIC Certificates

General

   With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be

"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.

Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code
Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

   In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Day. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

   General

   In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

   Original Issue Discount

   Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

   The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

   In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

   Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

   Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

   Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize the premium under the constant yield method. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. The gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. The taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

   Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

   Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "--Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Holders of Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of

REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense


   Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates--Premium" above.

   Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

   Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for the quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period the person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

         (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

         (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.


The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under "--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

   Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Residual Certificates--Basis and Losses") of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code
Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark-to-Market Regulations

   Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

   Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC

Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day


   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

   Regular Certificates

   A Regular Certificateholder that is not Non-U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. The term "Non-U.S. Person" means any person who is not a U.S. Person. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Code Section 881 concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a U.S. Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

   Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. Partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

   Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related pooling and servicing agreement.

Backup Withholding

   Distributions made on the Regular Certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S.

Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."


                Federal Income Tax Consequences for Certificates
                      as to which No REMIC Election is Made

Standard Certificates

   General

   In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of this series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i).

   Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a "Standard Certificateholder") in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively.

   Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

            1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

            2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to the extent within the meaning of Code Section 856(c)(3)(B).

            3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

   Recharacterization of Servicing Fees

   If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

   General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates".

   The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described in that section.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

   Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See "--Standard Certificates--Tax Status" above.

   Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or
(iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

   It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

   The IRS has published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

   To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."


                            STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to the Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans.

   Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Seller, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Seller, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a certificate) in the entity. The Pension Protection Act of 2006 provides a new provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

   Certain exceptions are provided in the Regulations, through which an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and entities whose underlying assets include plan assets by reason of an

ERISA Plan's or a Code Plan's investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan's or a Code Plan's investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). This Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income -- Residual Interests

   The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates."

   Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisitions and ownership of certificates.

   The sale of certificates to a Plan is in no respect a representation by the Seller or the applicable Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT


   If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of certificates that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Those classes of Certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds created pursuant to or existing under the laws of the United States or of any state including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

   Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented in these securities, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

   All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC, the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of the certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

The Appraisal Regulations

   Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. ss.ss. 225.61-225.67), national banks (12 C.F.R. ss.ss. 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this Prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

   No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

                              PLAN OF DISTRIBUTION


   The certificates offered by this Prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of the series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Seller of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

                  1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

                  2. By placements by the Seller with investors through dealers; and

                  3.    By direct placements by the Seller with investors.

   As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all the certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

   In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

   If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

   If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of the certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

   The place and time of delivery for each series of certificates offered in this Prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

   If specified in the prospectus supplement relating to certificates of a particular series offered in this Prospectus, the Seller, any affiliate of the Seller or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.


                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

   The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 1 New York Plaza, New York, New York 10004 (phone:
212/902-1000).

   This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the Commission, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 1 New York Plaza, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention:
Prospectus Department.

   If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS


   The validity of the certificates offered by this Prospectus and certain federal income tax matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                            INDEX OF DEFINED TERMS


1

1986 Act................................50
1998 Policy Statement...................75


A

ADA.....................................47
Advances................................25
Agreement...............................11
Appraisal Regulations...................76
Assessment of Compliance................26
Attestation Report......................26


B

Balloon Payments........................31
Bankruptcy Code.........................35
beneficial owner........................12


C

CERCLA..................................37
Certificateholders......................13
Closing Date............................19
Code....................................47
Code Plans..............................73
Collection Account......................14
Commission..............................17
Cut-Off Date............................13


D

Defective Mortgage Loans................21
Department..............................73
Depository..............................12
Disqualified Organization...............74
Distribution Account....................14
Distribution Date.......................13


E

EDGAR...................................17
Environmental Condition.................37
ERISA...................................73
ERISA Plans.............................73
Event of Default........................27
Exchange Act............................17


F

Financial Intermediary..................12
FIRREA..................................76
FIRREA Appraisal........................76
Form 8-K................................19


G

Garn Act................................42
GSCMC....................................9
GSMC.....................................8


H

Holders.................................13


I

Installment Contracts...................17
Insurance Proceeds......................14


L

Lender Liability Act....................37
Letter of Credit Bank...................29
Letter of Credit Percentage.............29
Liquidation Proceeds....................14


M

Master Servicer.........................21
Master Servicer Remittance Date.........15
Mortgage Loan File......................20
Mortgage Loan Schedule..................19
Mortgaged Property......................17
Mortgages...............................17


N

NCUA................................45, 75
Non-SMMEA Certificates..................74


O

OCC.....................................75
OID Regulations.........................50
Operating Advisor.......................22
OTS.....................................75


P

Pass-Through Entity.................59, 60
Permitted Investments...................15
Plans...................................73
Prepayment Assumption...................51

Prepayment Premium......................14
Property Protection Expenses............14


R

Random Lot Certificates.................50
Rating Agency...........................11
Regular Certificateholder...............50
Regulations.............................73
REMIC...................................16
REMIC Pool..............................47
REMIC Regulations.......................47
REO Account.............................15
REO Property............................14
Repurchase Price........................20
Residual Certificateholders.............56
Responsible Party.......................20


S

Securities Act...........................8
Seller...................................8
Senior Certificates.....................28
Service.................................49
Servicing Fee...........................24
Simple Interest Loans...................18
SMMEA...................................74
Special Servicer........................22
Specially Serviced Mortgage Loans.......22
Standard Certificateholder..............66
Standard Certificates...................66
Stripped Certificateholder..............70
Stripped Certificates...............66, 69
Subordinate Certificates................28
Substitute Mortgage Loans...............21


T

Title V.................................44
Title VIII..............................45
Treasury................................47
Trust Fund..............................11
Trustee.................................17


U

U.S. Person.............................61
Underwriter's Exemption.................74


V

Voting Rights...........................28

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

 SEC Registration Fee (actual)....................      $  307,000*
 Trustee's Fees and Expenses......................          50,000*
 Legal Fees and Expenses..........................       1,000,000*
 Accounting Fees and Expenses.....................         200,000*
 Printing and Engraving...........................         250,000*
 Rating Agency Fees...............................       3,200,000*
 Miscellaneous....................................         100,000*
                                                        -----------

 Total............................................      $5,107,000

----------
*Based on the offering of a single series of Mortgage- or Asset-Backed
Securities.

 ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


      The Certificate of Incorporation, as amended, of GS Mortgage Securities Corporation II (the "Seller") provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee.

            Under Section 7 of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain officers and directors of the Seller who sign the Registration Statement, and certain controlling persons of the Registrant, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended.

            Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

            The Pooling and Servicing Agreement may provide that no director, officer, employee or agent of the Seller is liable to the trust fund or the certificateholders, except for (i) any breach of warranty or representation with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement with respect to such respective party. Such agreement may provide further that, with the exceptions stated above, a director, officer, employee or agent of the Seller is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related certificates, other than any such loss, liability or expenses (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement, in each case by the person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling and Servicing Agreement,
(iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes a property advance that is otherwise reimbursable under the Pooling and Servicing Agreement.

ITEM 16. EXHIBITS.

  *1.1--  Form of Underwriting Agreement
  *3.1-- Certificate of Incorporation of GS Mortgage Securities Corporation II, as amended
  *3.2--  Bylaws of GS Mortgage Securities Corporation II
  *4.1--  Form of Pooling and Servicing Agreement
 **5.1--  Opinion of Cadwalader, Wickersham & Taft LLP as to legality
 **8.1-- Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters (incorporated in Exhibit 5.1)
**23.1--  Form of Consent of Cadwalader, Wickersham & Taft LLP (incorporated in
          Exhibit 5.1)
**24.1--  Power of Attorney (included on page II-8)

----------

  * Filed as an exhibit to the Seller's Registration Statement (No. 333-136045) on Form S-3 and incorporated herein by reference.

 ** Filed herewith.

ITEM 17. UNDERTAKINGS.


      A.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      B.    Undertaking pursuant to Rule 415 offerings.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

provided, further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

            (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

      (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      C. Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      D. Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934 by third parties.

      For offerings of securities registered hereby that commence after December 31, 2005, the Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR Section 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      E. Undertaking in connection with certain information provided through an Internet Web site.

      For offerings of securities registered hereby that commence after December 31, 2005, the Registrant hereby undertakes that, except as otherwise provided by
Item 1105 of Regulation AB (17 CFR Section 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR Section 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

      F. Undertaking in connection with delivery of certificates to the underwriter.

      The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2007.

                                    GS MORTGAGE SECURITIES
                                    CORPORATION II


                                    By:    /s/ Daniel Sparks
                                           -------------------------------------
                                    Name:  Daniel Sparks
                                    Title: President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Sparks and Mark Buono and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                            Date
---------                 -----                            ----

                          President and Chief Executive    December 20, 2007
                          Officer
/s/ Daniel Sparks         (Principal Executive Officer)
-----------------------
   Daniel Sparks


                          Chief Financial Officer          December 20, 2007
/s/ Mark Buono            (Principal Accounting Officer)
-----------------------
    Mark Buono


/s/ Elizabeth E. Beshel   Director                         December 20, 2007
-----------------------
Elizabeth E. Beshel

                                  EXHIBIT INDEX

Exhibits                                Description
--------                                -----------

  *1.1--  Form of Underwriting Agreement
  *3.1-- Certificate of Incorporation of GS Mortgage Securities Corporation II, as amended
  *3.2--  Bylaws of GS Mortgage Securities Corporation II
  *4.1--  Form of Pooling and Servicing Agreement
 **5.1--  Opinion of Cadwalader, Wickersham & Taft LLP as to legality
 **8.1-- Opinion of Cadwalader, Wickersham & Taft LLP as to tax matters (incorporated in Exhibit 5.1)
**23.1--  Form of Consent of Cadwalader, Wickersham & Taft LLP (incorporated in
          Exhibit 5.1)
**24.1--  Power of Attorney (included on page II-8)

----------
  * Filed as an exhibit to the Seller's Registration Statement (No. 333-136045) on Form S-3 and incorporated herein by reference.
 ** Filed herewith.